Exhibit 10.3

INTERCREDITOR AGREEMENT
among
NCI BUILDING SYSTEMS, INC.,
as a Borrower or Guarantor,
CERTAIN DOMESTIC SUBSIDIARIES OF NCI BUILDING SYSTEMS, INC.,
as Borrowers or Guarantors
and
WELLS FARGO FOOTHILL, LLC
as the Working Capital Agent and the Working Capital Administrative Agent
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Term Loan Agent and the Term Loan Administrative Agent
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as the Control Agent
Dated as of October 20, 2009

Execution Copy
TABLE OF CONTENTS

SECTION 1	Definitions	3
1.1	Defined Terms	3
1.2	Terms Generally	18

SECTION 2	Lien Priorities	19
2.1	Scope of Collateral	19
2.2	Priority	19
2.3	Failure to Perfect	21
2.4	Prohibition on Contesting Liens	22
2.5	No New Liens	22
2.6	Similar Liens and Agreements	23

SECTION 3	Enforcement	24
3.1	Enforcement	24
3.2	Actions Upon Breach	30

SECTION 4	Payments	30
4.1	Application of Proceeds	30
4.2	Payment Turnover	32

SECTION 5	Other Agreements	32
5.1	Releases	32
5.2	Insurance	37
5.3	Control Agent for Perfection	38
5.4	Access to Term Loan Priority Collateral	40
5.5	Consent to Limited License	41

SECTION 6	Insolvency or Liquidation Proceedings	42
6.1	Use of Cash Collateral and Financing Issues	42
6.2	Sale Issues	43
6.3	Relief from the Automatic Stay	43
6.4	Adequate Protection	43
6.5	Separate Grants of Security and Separate Classification	44
6.6	Post-Petition Claims	45
6.7	Avoidance Issues	45
6.8	Expense Claims	45
6.9	Effectiveness in Insolvency or Liquidation Proceedings	45

SECTION 7	Reliance; Waivers; Etc.	46
7.1	Non-Reliance	46
7.2	No Warranties or Liability	47
7.3	No Waiver of Lien Priorities	48
7.4	Obligations Unconditional	50
7.5	Certain Notices	50

SECTION 8	Miscellaneous	51
8.1	Conflicts	51

8.2	Effectiveness; Continuing Nature of this Agreement; Severability	51
8.3	Amendments; Waivers	51
8.4	Information Concerning Financial Condition of Company and its Subsidiaries	52
8.5	Subrogation	52
8.6	[Reserved]	52
8.7	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	53
8.8	Notices	54
8.9	Further Assurances	54
8.10	Designation of Additional Indebtedness; Joinder of Additional Agents	54
8.11	Binding on Successors and Assigns	55
8.12	Specific Performance	55
8.13	Headings	55
8.14	Counterparts	56
8.15	Authorization	56
8.16	No Third Party Beneficiaries	56
8.17	Provisions Solely to Define Relative Rights	56

     THIS INTERCREDITOR AGREEMENT (the “Agreement”), dated as of October 20, 2009, is entered into by and among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Company”), those certain Domestic Subsidiaries of the Company from time to time party to the Working Capital Credit Documents, the Term Loan Credit Documents or any Additional Documents as borrowers or guarantors (together, with the Company, the “Grantors”), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Term Loan Lenders referenced below (in such capacity, together with its successors and assigns in such capacity, the “Term Loan Administrative Agent”) and its capacity as collateral agent for the Term Loan Lenders referenced below (in such capacity, together with its successors and assigns in such capacity, the “Term Loan Agent”), WELLS FARGO FOOTHILL, LLC, in its capacity as administrative agent for the Working Capital Lenders referenced below (in such capacity, the “Working Capital Administrative Agent”) and its capacity as collateral agent for the Working Capital Lenders referenced below (in such capacity, together with its successors and assigns in such capacity, the “Working Capital Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as control agent for the Working Capital Agent, the Term Loan Agent and any Additional Agent (in such capacity, together with its successors and assigns in such capacity, the “Control Agent”).
RECITALS:
     WHEREAS, certain of the Grantors, the financial institutions from time to time party thereto as lenders (collectively, the “Term Loan Lenders”), the Term Loan Administrative Agent and the Term Loan Agent are parties to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Initial Term Loan Credit Agreement”), pursuant to which the Term Loan Lenders shall make a term loan credit facility available to the Company secured by a first priority security interest in certain assets of the Grantors and a second priority security interest in certain other assets of such Grantors;
     WHEREAS, the Grantors, the financial institutions from time to time party thereto as lenders (collectively, the “Working Capital Lenders”), the Working Capital Administrative Agent and the Working Capital Agent are parties to that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Initial Working Capital Credit Agreement”), pursuant to which the Working Capital Lenders shall make a revolving credit facility available to the Grantors that are borrowers thereunder secured by a first priority security interest in certain assets of the Grantors and a second priority security interest in certain other assets of the Grantors;
     WHEREAS, pursuant to this Agreement, the Company may, from time to time, designate certain additional Indebtedness as “Additional Indebtedness” by executing and delivering the Additional Indebtedness Designation and by complying with the procedures set forth in Section 8.10 hereof, and the holders of such Additional Indebtedness and any other applicable Additional Claimholder shall thereafter constitute Additional Claimholder, and any Additional Agent (as hereinafter defined) for any such Additional Claimholder shall thereafter constitute an Additional Agent, for all purposes under this Agreement; and
     WHEREAS, the Working Capital Agent, for and on behalf of the Working Capital Claimholders, and the Term Loan Agent, for and on behalf of the Term Loan Claimholders, desire to enter into this Agreement to (i) confirm the relative priorities of their respective security interests in the assets and properties of the Grantors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1
DEFINITIONS
     1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
     “Account” means, as to each Grantor, all present and future rights of such Person to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.
     “Additional Agent” means any one or more agents, trustees or other representatives for or of any one or more Additional Credit Facility Creditors, and shall include any replacement thereof or successor thereto, as well as any Person designated as an “Agent” under any Additional Credit Facility.
     “Additional Bank Products Affiliate” means any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor that has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured by one or more Additional Collateral Documents.
     “Additional Borrower” means any Grantor that incurs or issues Additional Indebtedness.
     “Additional Cap Amount” has the meaning set forth in the definition of Additional Obligations.
     “Additional Claimholders” means, at any relevant time, the holder or holders of Additional Obligations at such time, including without limitation any Additional Credit Facility Creditors, any Additional Bank Products Affiliate and each Additional Agent, and all successors, assigns, transferees and replacements thereof, as well as any Person designated as an “Additional Claimholder” under any Additional Credit Facility; and with respect to any Additional Agent, shall mean the Additional Claimholders for which such Additional Agent acts as Additional Agent.
     “Additional Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Additional Obligations
     “Additional Collateral Disposition” has the meaning set forth in Section 5.1(b)(ii).
     “Additional Collateral Documents” means all “Security Documents” as defined in any Additional Credit Facility, and in any event shall include all security agreements, mortgages, deeds of trust, pledges and other collateral documents executed and delivered in connection with any Additional Credit Facility, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Additional Obligations or under which rights or remedies with respect to such Liens are governed, in each case as the same may be amended, restated, modified or supplemented from time to time.

     “Additional Collateral Exercise of Remedies” has the meaning set forth in Section 5.1(b)(i).
     “Additional Credit Facilities” means any one or more agreements, instruments and documents under which any Additional Indebtedness is or may be incurred, including without limitation any credit agreements, loan agreements, indentures or other financing agreements, in each case as the same may be amended, modified or supplemented from time to time, together with any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Additional Obligations, whether by the same or any other lender, debtholder or group of lenders or debtholders, or the same or any other agent, trustee or representative therefor, and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.
     “Additional Credit Facility Creditors” means one or more holders of Additional Indebtedness (or commitments therefor) that is or may be incurred under one or more Additional Credit Facilities.
     “Additional Documents” means any Additional Credit Facilities, any Additional Guarantees, any Additional Collateral Documents, any Bank Products Agreements between any Grantor and any Additional Bank Products Affiliate, those other ancillary agreements as to which any Additional Claimholder is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Grantor or any of its respective Subsidiaries or Affiliates and delivered to any Additional Agent in connection with any of the foregoing or any Additional Credit Facility, and any other document or instrument executed or delivered at any time in connection with any Additional Obligations, including any intercreditor or joinder agreement among holders of Additional Obligations or among holders of Term Loan Obligations and Additional Obligations, in each case as the same may be amended, modified or supplemented from time to time.
     “Additional Effective Date” has the meaning set forth in Section 8.10(b).
     “Additional Guarantees” means any one or more guarantees of any Additional Obligations of any Grantor by any other Grantor in favor of any Additional Claimholder.
     “Additional Indebtedness” means any Additional Specified Indebtedness that (1) is permitted to be secured by a Lien (as defined below) on Collateral by
(a)	prior to the Discharge of Working Capital Obligations, Section 10.2 of the Initial Working Capital Credit Agreement (if the Initial Working Capital Credit Agreement is then in effect) or the corresponding negative covenant restricting Liens contained in any other Working Capital Credit Agreement then in effect if the Initial Working Capital Credit Agreement is not then in effect (which covenant is designated in such Working Capital Credit Agreement as applicable for purposes of this definition),
(b)	prior to the Discharge of Term Loan Obligations, Section 7.3 of the Initial Term Loan Credit Agreement (if the Initial Term Loan Credit Agreement is then in effect) or the corresponding negative covenant restricting Liens contained in any other Term Loan Credit Agreement then in effect (which covenant is designated in such Term Loan Credit Agreement as applicable for purposes of this definition) and
(c)	prior to the Discharge of Additional Obligations, any negative covenant restricting Liens contained in any applicable Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition) and

(2) is designated as “Additional Indebtedness” by the Company pursuant to an Additional Indebtedness Designation and in compliance with the procedures set forth in Section 8.10.
As used in this definition of “Additional Indebtedness”, the term “Lien” shall have the meaning set forth (x) for purposes of the preceding clause (1)(a), prior to the Discharge of Working Capital Obligations, in Section 1 of the Initial Working Capital Credit Agreement (if the Initial Working Capital Credit Agreement is then in effect), or in any other Working Capital Credit Agreement then in effect (if the Initial Working Capital Credit Agreement is not then in effect), (y) for purposes of the preceding clause (1)(b), prior to the Discharge of Term Loan Obligations, in Section 1.1 of the Initial Term Loan Credit Agreement (if the Initial Term Loan Credit Agreement is then in effect), or in any other Term Loan Credit Agreement then in effect, and (z) for purposes of the preceding clause (1)(c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect.
     “Additional Indebtedness Designation” means a certificate of the Company with respect to Additional Indebtedness substantially in the form of Exhibit A attached hereto
     “Additional Indebtedness Joinder” means a joinder agreement executed by one or more Additional Agents in respect of the Additional Indebtedness subject to an Additional Indebtedness Designation, on behalf of one or more Additional Creditors in respect of such Additional Indebtedness, substantially in the form of Exhibit B attached hereto
     “Additional Specified Indebtedness” means any Indebtedness that is or may from time to time be incurred by any Grantor in compliance with:
(a)	prior to the Discharge of Working Capital Obligations, Section 10.3 of the Initial Working Capital Credit Agreement (if the Initial Working Capital Credit Agreement is then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other Working Capital Credit Agreement then in effect if the Initial Working Capital Credit Agreement is not then in effect (which covenant is designated in such Working Capital Credit Agreement as applicable for purposes of this definition),
(b)	prior to the Discharge of Term Loan Obligations, Section 7.2 of the Term Credit Agreement (if the Initial Term Loan Credit Agreement is then in effect) or the corresponding negative covenant restricting Indebtedness contained in any other Term Loan Credit Agreement then in effect (which covenant is designated in such Term Loan Credit Agreement as applicable for purposes of this definition) and
(c)	any negative covenant restricting Indebtedness contained in any Additional Credit Facility then in effect (which covenant is designated in such Additional Credit Facility as applicable for purposes of this definition).
As used in this definition of “Additional Specified Indebtedness”, the term “Indebtedness” shall have the meaning set forth (x) for purposes of the preceding clause (a), prior to the Discharge of Working Capital Obligations, in Section 1 of the Initial Working Capital Credit Agreement (if the Initial Working Capital Credit Agreement is then in effect), or in any other Working Capital Credit Agreement then in effect (if the Initial Working Capital Credit Agreement is not then in effect), (y) for purposes of the preceding clause (b), prior to the Discharge of Term Loan Obligations, in Section 1.1 of the Initial Term Loan Credit Agreement (if the Initial Term Loan Credit Agreement is then in effect), or in any other Term Loan Credit Agreement then in effect, and (z) for purposes of the preceding clause (c), prior to the Discharge of Additional Obligations, in the applicable Additional Credit Facility then in effect.

     “Additional Obligations” means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding under (i) any Additional Credit Facilities, (ii) any other Additional Documents and (iii) any Bank Products Agreements with any Additional Agent, any Additional Credit Facility Creditor or any Affiliate of any Additional Credit Facility Creditor; provided that the aggregate principal amount of, without duplication, any term loans, bonds, debentures, notes or similar instruments (excluding, in any event, any Bank Product Debt) issued under any Additional Credit Facility in excess of the amount thereof constituting Additional Specified Indebtedness (the “Additional Debt Cap Amount”), shall not constitute Additional Obligations for purposes of this Agreement. “Additional Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Additional Document and (y) all fees, costs and charges incurred in connection with the Additional Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “Affiliate” means, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.
     “Agent” means the Working Capital Agent, the Term Loan Agent or any Additional Agent, as applicable.
     “Agent Parties” means (i) prior to the Discharge of Term Loan Obligations, the Term Loan Agent, (ii) prior to the Discharge of Working Capital Obligations, the Working Capital Agent and (iii) prior to the Discharge of Additional Obligations, any Additional Agent.
     “Aggregate Principal Exposure” means the aggregate principal amount of, without duplication, any issued but undrawn letters of credit, any reimbursement obligations for drawn letters of credit, term loans, revolving loans, bonds, debentures, notes or similar instruments (excluding, in any event, Bank Product Debt) issued under the Working Capital Credit Documents, the Term Loan Credit Documents, or any Additional Credit Facility and related applicable Additional Documents, as applicable.
     “Agreement” means this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “Bank Products Agreement” means (x) any agreement pursuant to which a bank or other financial institution agrees to provide any of the following products, services or facilities extended to any Grantor by any Claimholder or any of its Affiliates: (a) Cash Management Services; (b) commercial credit card and merchant card services; and (c) other banking products or services as may be requested by any Grantor, other than letters of credit, and (y) any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), entered into between any Grantor and any Claimholder or any of its Affiliates, and any confirmation executed in connection with any such agreement or arrangement.
     “Bank Product Debt” of any Person means any obligation of such Person pursuant to any Bank Products Agreement.
     “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
     “Bankruptcy Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which the Control Agent is open for the transaction of business.
     “Capital Lease” means, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).
     “Cash Management Services” means any services provided from time to time to the Grantors in connection with operating, collections, payroll, trust, or other depository or disbursement accounts or otherwise consisting of treasury or cash management services, including automated clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, return item, netting, overdraft and/or wire transfer services.
     “Certificated Security” has the meaning set forth in the UCC.
     “Chattel Paper” has the meaning set forth in the UCC.
     “Claimholders” means the Term Loan Claimholders, the Working Capital Claimholders and any Additional Claimholders.
     “Collateral” means all of the assets and property of any Grantor, whether tangible or intangible, constituting both Working Capital Collateral and Term Loan Collateral.
     “Commercial Tort Claim” has the meaning set forth in the UCC.

     “Company” has the meaning set forth in the introductory paragraph of this Agreement.
     “Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Accounts and cash.
     “Controlled Account” means those certain Deposit Accounts of any Grantor subject to Liens under the terms of the Working Capital Collateral Documents and the Term Loan Collateral Documents.
     “Credit Agreement” means the Term Loan Credit Agreement, the Working Capital Credit Agreement or any Additional Credit Facility, as applicable.
     “Credit Documents” means the Term Loan Credit Documents, the Working Capital Credit Documents and any Additional Documents.
     “Customer Contracts” means all contracts for the provision of goods or services by any Grantor to any Person or by any Person to any Grantor.
     “Deposit Accounts” has the meaning set forth in the UCC.
     “DIP Financing” has the meaning set forth in Section 6.1.
     “Discharge of Additional Obligations” means, if any Indebtedness shall at any time have been incurred under any Additional Credit Facility, (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in whole or in part in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under all Additional Credit Facilities and any other Additional Documents and termination of all commitments to lend or otherwise extend credit (if any) under all Additional Credit Facilities and other Additional Documents, other than pursuant to any Refinancing through the incurrence of Indebtedness designated as Additional Indebtedness by the Company, and (ii) payment in full in cash of all other Additional Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), and (iii) termination or cash collateralization (in an amount reasonably satisfactory to the Term Loan Administrative Agent) of any Bank Products Agreement (to the extent obligations under such Bank Products Agreement constitute applicable Additional Obligations) and the payment in full in cash of all Bank Product Debt (to the extent such Bank Product Debt constitutes Additional Obligations), subject, with respect to the aggregate principal amount of the relevant items set forth in the foregoing clauses (i) and (ii), to the limitations set forth in the definition of Additional Cap Amount.
     “Discharge of Obligations” means a Discharge of Term Loan Obligations, a Discharge of Working Capital Obligations, or a Discharge of Additional Obligations, as applicable.
     “Discharge of Term Loan Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in whole or in part in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Term Loan Credit Documents and termination of all commitments to lend or otherwise extend credit (if any) under the Term Loan Credit Documents, other than pursuant to any Refinancing under a Term Loan Credit Agreement designated as a Term Loan Credit Agreement by the Company, and (ii) payment in full in cash of all other Term Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), and (iii) termination or cash collateralization (in an amount reasonably satisfactory to the Term Loan Administrative Agent) of any Bank Products Agreement (to the extent obligations under such Bank Products Agreement constitute Term Loan Obligations) and the payment in full in cash of all Bank Product Debt (to the extent such Bank Product Debt constitutes Term Loan Obligations), subject, with respect to the aggregate principal amount of the relevant items set forth in the foregoing clauses (i) and (ii), to the limitations set forth in the definition of TL Cap Amount.
     “Discharge of Working Capital Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in whole or in part in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Working Capital Credit Documents and termination of all commitments to lend or otherwise extend credit under the Working Capital Credit Documents, other than pursuant to any Refinancing under a Working Capital Credit Agreement designated as a Working Capital Credit Agreement by the Company, (ii) payment in full in cash of all other Working Capital Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in whole or in part in such Insolvency or Liquidation Proceeding), (iii) the payment in full in cash of cash collateral, or at Working Capital Agent’s option, the delivery to Working Capital Agent of a letter of credit payable to Working Capital Agent, in either case in accordance with the terms of the Working Capital Credit Documents in respect of (A) letters of credit, banker’s acceptances or similar instruments issued under the Working Capital Credit Documents (in an amount equal to one hundred three (103%) percent of the amount of such letters of credit, banker’s acceptance or similar instruments) and (B) continuing obligations of Working Capital Agent and Working Capital Lenders under control agreements and other contingent Working Capital Obligations for which a claim or demand for payment has been made at such time (including attorneys’ fees and legal expenses) to any Working Capital Claimholders for which such Working Capital Claimholder is entitled to indemnification by any Grantor, (iv) termination or cash collateralization (in an amount reasonably satisfactory to the Working Capital Administrative Agent) of any Bank Products Agreement (to the extent that the obligations under such Bank Products Agreement constitutes Working Capital Obligations) and the payment in full in cash of all Bank Product Debt (to the extent such Bank Product Debt constitutes Working Capital Obligations), subject, with respect to the aggregate principal amount of the relevant items set forth in the foregoing clauses (i), (ii) and (iii)(A), to the limitations set forth in the definition of Maximum Working Capital Obligations.
     “Documents” has the meaning set forth in the UCC.
     “Domestic Subsidiaries” shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia.
     “Equipment” has the meaning set forth in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than

Inventory), and all parts, accessories and special tools therefor, and accessions thereto.
     “Event of Default” has the meaning set forth in (a) prior to the Discharge of Working Capital Obligations, the Working Capital Credit Agreement, (b) prior to the Discharge of Term Loan Obligations, the Term Loan Credit Agreement and (c) prior to the Discharge of Additional Obligations, any applicable Additional Credit Facility then in effect.
     “Excess Additional Obligations Principal Exposure” has the meaning set forth in Section 2.2(e).
     “Excess Term Loan Principal Exposure” has the meaning set forth in Section 2.2(d).
     “Excess Working Capital Principal Exposure” has the meaning set forth in Section 2.2(c).
     “Financial Asset” has the meaning set forth in the UCC.
     “Fixture” has the meaning set forth in the UCC.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “General Intangible” has the meaning set forth in the UCC.
     “Goods” has the meaning set forth in the UCC.
     “Grantors” has the meaning set forth in the introductory paragraph of this Agreement.
     “Indebtedness” means, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under license agreements with respect to non-refundable, advance or minimum guarantee royalty payments; (j) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.
     “Initial Working Capital Credit Agreement” has the meaning set forth in the recitals hereto.
     “Initial Term Loan Credit Agreement” has the meaning set forth in the recitals hereto.
     “Insolvency or Liquidation Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other Bankruptcy Law or insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
     “Instrument” has the meaning set forth in the UCC.
     “Investment Property” has the meaning set forth in the UCC.
     “Inventory” has the meaning set forth in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in the Company’s business (but excluding Equipment).
     “Letter of Credit Rights” has the meaning set forth in the UCC.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Limited License” has the meaning set forth in Section 5.5.
     “Maximum Working Capital Obligations” has the meaning set forth in the definition of Working Capital Obligations.
     “Non-Priority Agent” means, with respect to the Working Capital Priority Collateral, the Term

Loan Agent and any Additional Agent, as applicable, and, with respect to the Term Loan Priority Collateral, the Working Capital Agent.
     “Non-Priority Claimholders” means, with respect to the Working Capital Priority Collateral, the Term Loan Claimholders or the applicable Additional Claimholders, as applicable, and, with respect to the Term Loan Priority Collateral, the Working Capital Claimholders.
     “Obligations” means Term Loan Obligations, the Working Capital Obligations or any Additional Obligations, as applicable.
     “Ordinary Course of Business” means the ordinary course of business of the Company or Subsidiaries, consistent with past practices and undertaken in good faith (and not for the purpose of evading any provision of a Credit Document).
     “Payment Intangibles” has the meaning set forth in the UCC.
     “Person” means any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.
     “Priority Agent” means, with respect to the Working Capital Priority Collateral, the Working Capital Agent, and, with respect to the Term Loan Priority Collateral, the Term Loan Representative. The Term Loan Representative’s constituents (for purposes of Section 5.3, Section 5.4 and Section 6.1) shall be all Claimholders who are Priority Claimholders with respect to the Term Loan Priority Collateral or (after the Discharge of Working Capital Obligations) the Collateral.
     “Priority Claimholders” means, with respect to the Working Capital Priority Collateral, the Working Capital Claimholders, and, with respect to the Term Loan Priority Collateral, the Term Loan Claimholders and any Additional Claimholders, as applicable.
     “Priority Collateral” means, with respect to the Working Capital Agent and the other Working Capital Claimholders, the Working Capital Priority Collateral, and, with respect to the Term Loan Agent and the other Term Loan Claimholders and any Additional Agent and any other Additional Claimholders, the Term Loan Priority Collateral, as applicable.
     “Proceeds” has the meaning set forth in the UCC.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Protective Advances” means loans made under the Working Capital Credit Agreement by the Working Capital Agent, that, in the exercise of its reasonable business judgment, the Working Capital Agent deems the funding of such loan to be necessary (i) to preserve or protect the Working Capital Priority Collateral or any portion thereof, (ii) to enhance the likelihood, or increase the amount, of repayment of the Working Capital Obligations or (iii) to pay any other amount chargeable to Grantors pursuant to the terms of the Working Capital Credit Agreement, including costs, fees and expenses, all of which loans shall be deemed part of the Working Capital Obligations and secured by the Collateral.

     “Recovery” has the meaning set forth in Section 6.7.
     “Refinance” means, in respect of any Indebtedness, to refinance, replace or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness (whether such refinancing, replacement or repayment or issuance occurs concurrently with the repayment of such Indebtedness or after any lapse of time during which there may not exist any such Indebtedness). “Refinanced” and “Refinancing” shall have correlative meanings.
     “Requisite Lenders” means Additional Claimholders and/or Term Loan Claimholders holding, in the aggregate, in excess of 50% of the aggregate principal amount of the Additional Obligations and the Term Loan Obligations; provided that, if the matter being consented to or the action being taken by the Term Loan Representative is the subordination of Liens to other Liens, the consent to DIP Financing, or the consent to a sale of all or substantially all of the Term Loan Priority Collateral or (after the Discharge of Working Capital Obligations) all or substantially all of the Collateral, then “Requisite Lenders” means those Claimholders necessary to validly consent to the requested action in accordance with the applicable Term Loan Documents and Additional Loan Documents.
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.
     “Supporting Obligations” has the meaning set forth in the UCC.
     “Term Loan Administrative Agent” has the meaning set forth in the introductory paragraph of this Agreement and including any replacement or successor agent whether under the Initial Term Loan Credit Agreement or any subsequent Term Loan Credit Agreement.
     “Term Loan Agent” has the meaning set forth in the introductory paragraph of this Agreement and including any replacement or successor agent whether under the Initial Term Loan Credit Agreement or any subsequent Term Loan Credit Agreement.
     “Term Loan Claimholders” means, at any relevant time, the holders of Term Loan Obligations at such time, including without limitation the Term Loan Lenders and any agent under the Term Loan Credit Agreement.
     “Term Loan Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term Loan Obligations.
     “Term Loan Collateral Disposition” has the meaning set forth in Section 5.1(a)(ii).
     “Term Loan Collateral Documents” means the Security Documents (as defined in the Term Loan Credit Agreement as amended from time to time) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

     “Term Loan Collateral Exercise of Remedies” has the meaning set forth in Section 5.1(a)(i).
     “Term Loan Credit Agreement” means (i) the Initial Term Loan Credit Agreement and (ii) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase (subject to the limitations set forth herein), or Refinance in whole or in part the indebtedness and other obligations outstanding under the (x) Initial Term Loan Credit Agreement or (y) any subsequent Term Loan Credit Agreement (as amended, restated, supplemented or modified from time to time); provided, that the lenders party to such Term Loan Credit Agreement shall agree, by a joinder agreement substantially in the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Working Capital Agent, that the obligations under such Term Loan Credit Agreement are subject to the terms and provisions of this Agreement. Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.
     “Term Loan Credit Documents” means the Term Loan Credit Agreement and the other Loan Documents (as defined in the Term Loan Credit Agreement as amended from time to time) and each of the other agreements, documents and instruments providing for or evidencing any other Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations or among holders of Term Loan Obligations and Additional Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time.
     “Term Loan Lenders” means any “Lender”, as defined in the Term Loan Credit Agreement, and including, in the case of Bank Products Agreements, Affiliates of Term Loan Lenders who are parties to Bank Products Agreements with any Grantor.
     “Term Loan Obligations” means any and all loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding under (i) the Term Loan Credit Agreement, (ii) the other Term Loan Credit Documents and (iii) any Bank Products Agreement entered into with any Person who at the time of entry into such agreement is either the Term Loan Agent, the Term Loan Administrative Agent, any Term Loan Lender or any Affiliate of a Term Loan Lender; provided that the aggregate principal amount of, without duplication, any term loans, bonds, debentures, notes or similar instruments (excluding, in any event, any Bank Product Debt) issued under the Term Loan Credit Agreement or any other Term Loan Credit Document (or any Refinancing thereof) in excess of (x) at all times prior to the funding of the Additional Term Loans (as such term is defined in the Term Loan Credit Agreement in effect as of the date hereof), $171,000,000, and (y) at all times after the funding of the Additional Term Loans, the sum of $171,000,000 plus the product of (i) 114% times (ii) the amount actually funded under the Additional Term Loans in an amount not to exceed the maximum amount of Incremental Term Loans permitted by the Term Loan Credit Agreement in effect as of the date hereof (the “TL Cap Amount”), shall not constitute Term Loan Obligations for purposes of this Agreement. “Term Loan Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Term Loan Credit Document and (y) all fees, costs and charges incurred in connection with the Term Loan Credit Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent that the principal balance of obligations owing under the Term Loan Credit Agreement or any other Term Loan Credit Document exceeds the TL Cap Amount, the excess shall be attributed entirely to the portion of Term Loan Obligations that causes the TL Cap Amount to be exceeded.
     “Term Loan Priority Collateral” means all of the present and future assets and Property of the Company and any other Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term Loan Obligations, that do not constitute Working Capital Priority Collateral, including without limitation:
     (a) all of the Capital Stock of each of the present and future Subsidiaries of the Company;
     (b) all of the following present and future Property of the Company and each other Grantor:
     (i) all present and future patents and patent license rights, trademarks and trademark license rights, copyrights and copyright license rights, trade secrets and processes and other intellectual property;
     (ii) all present and future machinery and other Equipment, real Property (whether owned or leased), Fixtures, Financial Assets, Investment Property and Commercial Tort Claims;
     (iii) the TL Deposit Account (to the extent any Grantor has rights therein) and all cash from time to time on deposit in the TL Deposit Account (to the extent any Grantor has rights therein);
     (iv) Chattel Paper, Documents and Instruments; and
     (v) General Intangibles and other contract rights, including any indemnification rights; and
     (c) all Proceeds (including, without limitation, insurance proceeds) and products of the Property and assets described in the foregoing clauses (a) and (b).
     “Term Loan Representative” means the Term Loan Agent acting at the direction of the Requisite Lenders, unless the principal amount of Additional Obligations under any Additional Credit Facility exceeds the principal amount of Term Loan Obligations under the Term Loan Facility, and in such case, the Additional Agent under such Additional Credit Facility (or, if there is more than one such Additional Credit Facility, the Additional Credit Facility under which the greatest principal amount of Additional Obligations is outstanding at the time) acting at the direction of the Requisite Lenders.
     “TL Cap Amount” has the meaning set forth in the definition of Term Loan Obligations.
     “TL Deposit Account” means that certain segregated Deposit Account of the Company created on or after the date hereof to hold the proceeds of Term Loan Priority Collateral, together with any replacement or similar deposit account created to serve such purpose.
     “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
     “Voting Stock” means, with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.
     “Working Capital Administrative Agent” has the meaning set forth in the introductory paragraph of this Agreement and including any replacement or successor agent whether under the Initial Working Capital Credit Agreement or any subsequent Working Capital Credit Agreement.
     “Working Capital Agent” has the meaning set forth in the introductory paragraph of this Agreement and including any replacement or successor agent whether under the Initial Working Capital Credit Agreement or any subsequent Working Capital Credit Agreement.
     “Working Capital Claimholders” means, at any relevant time, the holders of Working Capital Obligations at such time, including without limitation the Working Capital Lenders and any agent under the Working Capital Credit Agreement, and including, in the case of Bank Products Agreements, Affiliates of Working Capital Lenders who are parties to Bank Products Agreements with any Grantor.
     “Working Capital Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Working Capital Obligations.
     “Working Capital Collateral Disposition” has the meaning set forth in Section 5.1(d)(ii).
     “Working Capital Collateral Documents” means the Security Documents (as defined in the Working Capital Credit Agreement as amended from time to time) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Working Capital Obligations or under which rights or remedies with respect to such Liens are governed.
     “Working Capital Collateral Exercise of Remedies” has the meaning set forth in Section 5.1(d)(i).
     “Working Capital Credit Agreement” means (i) the Initial Working Capital Credit Agreement and (ii) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase (subject to the limitations set forth herein), or Refinance in whole or in part the indebtedness and other obligations outstanding under the (x) Initial Working Capital Credit Agreement or (y) any subsequent Working Capital Credit Agreement (as amended, restated, supplemented or modified from time to time); provided, that the lenders party to such Working Capital Credit Agreement shall agree, by a joinder agreement substantially in the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Term Loan Agent, that the obligations under such Working Capital Credit Agreement are subject to the terms and provisions of this Agreement.. Any reference to the Working Capital Credit Agreement hereunder shall be deemed a reference to any Working Capital Credit Agreement then in existence.
     “Working Capital Credit Documents” means the Working Capital Credit Agreement and the other Financing Agreements (as defined in the Working Capital Credit Agreement as amended from time to time) and each of the other agreements, documents and instruments providing for or evidencing any other Working Capital Obligation, and any other document or instrument executed or delivered at any time in connection with any Working Capital Obligations, including any intercreditor or joinder agreement among holders of Working Capital Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time.
     “Working Capital General Intangibles” means all General Intangibles (including, without limitation, (i) payment intangibles, (ii) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account, (iii) choses in action, causes of action, or other rights and claims against carriers, shippers, processors, warehouses, bailees, custom brokers, freight forwarders, or other third parties at any time in possession of, or using, any of the other Working Capital Priority Collateral or any sellers of any other Working Capital Priority Collateral, (iv) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (v) agreements or arrangements with sales agents, distributors or the like and/or consignees, warehouses or other third persons in possession of Inventory, (vi) guaranty or warranty claims with respect to Accounts or Inventory, (vii) rights to indemnification and proceeds thereof, and (viii) commercial tort claims) of a Grantor that arise from, in respect of or constitute proceeds of, any of the Accounts or other specifically enumerated types of Working Capital Priority Collateral.
     “Working Capital Lenders” means any “Lender” as such term is defined in the Working Capital Credit Agreement.
     “Working Capital Obligations” means any and all loans, letter of credit obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding under (i) the Working Capital Credit Agreement, (ii) the other Working Capital Credit Documents and (iii) any Bank Products Agreement entered into with any Person who at the time of entry into such agreement is either the Working Capital Agent, the Working Capital Administrative Agent, the Working Capital Lenders or any Affiliate of the Working Capital Lenders; provided that, the aggregate principal amount of, without duplication, any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar instruments (excluding, in any event, Bank Product Debt and Protective Advances) issued under the Working Capital Credit Agreement or any other Working Capital Credit Document (or any Refinancing thereof) in excess of the lesser of (x) the sum of the Maximum Credit (as such term is defined in the Working Capital Credit Agreement in effect as of the date hereof) as then in effect in accordance with the terms of the Working Capital Credit Agreement plus fourteen (14%) percent thereof or (y) $200,000,000 (the “Maximum Working Capital Obligations”), shall not constitute Working Capital Obligations for purposes of this Agreement. “Working Capital Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Working Capital Credit Document and (y) all fees, costs and charges incurred in connection with the Working Capital Credit Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “Working Capital Priority Collateral” means all of the following present and future assets and Property of the Company and any other Grantor with respect to which a Lien is granted as security for any Working Capital Obligations:
     (a) (i) Accounts (other than Accounts or other payment obligations constituting the proceeds of Term Loan Priority Collateral);

     (ii) Inventory;
     (iii) Chattel Paper, Instruments, Documents, in each case only to the extent relating to Accounts (other than Accounts or other payment obligations constituting the proceeds of Term Loan Priority Collateral), Inventory or other specifically enumerated types of Working Capital Priority Collateral;
     (iv) Working Capital General Intangibles;
     (v) Deposit Accounts (other than the TL Deposit Account);
     (vi) cash and investment property (other than the TL Deposit Account, the stock of subsidiaries or Proceeds of the Term Loan Priority Collateral), including all monies, deposits and balances held in or for deposit in or otherwise attributable to any lockboxes or deposit accounts established or used by any Grantor in connection with the financing arrangements with Working Capital Agent and Working Capital Lenders for the handling of collections of any of the Accounts or any of the other Working Capital Priority Collateral of Borrower, or any other deposit account, investment account or other account at any depository or other institution and including any investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), other than the TL Deposit Account or any of the same held in the TL Deposit Account or constituting the stock of subsidiaries of a Grantor;
     (vii) Letter-of-Credit Rights and Supporting Obligations in respect of Inventory, Accounts (other than Accounts or other payment obligations constituting the proceeds of Term Loan Priority Collateral) or other specifically enumerated types of Working Capital Priority Collateral;
     (viii) books and records and accounting systems relating to Accounts, Inventory or other specifically enumerated types of Working Capital Priority Collateral including, without limitation, invoices, purchase order, ledger cards, shipping evidence, statements, correspondence, memoranda, customer lists, credit files and other data, in each case relating to any of the other Working Capital Priority Collateral or any account debtor, together with the tapes, software, disks, diskettes and other data and media storage devices;
     (ix) Customer Contracts;
     (x) tax refunds (other than any 2009 Tax Refunds (as defined in the Term Loan Credit Agreement));
     (xi) any Bank Products Agreements consisting of hedge agreements; and
     (b) all Proceeds (including, without limitation, insurance proceeds) and products of the Property described in the foregoing clause (a).
     1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 2
LIEN PRIORITIES
     2.1 Scope of Collateral. The Working Capital Agent, for and on behalf of the Working Capital Claimholders, hereby acknowledges that (a) the Term Loan Agent, for and on behalf of the Term Loan Claimholders, has been granted Liens upon all of the Collateral pursuant to the Term Loan Credit Documents to secure the Term Loan Obligations and (b) upon compliance with Section 8.10 of this Agreement, any Additional Agent, for and on behalf of the applicable Additional Claimholders, will have been granted Liens upon all of the Collateral pursuant to the applicable Additional Documents to secure the applicable Additional Obligations. The Term Loan Agent, for and on behalf of the Term Loan Claimholders, hereby acknowledges that (a) the Working Capital Agent, for and on behalf of the Working Capital Claimholders, has been granted Liens upon all of the Collateral pursuant to the Working Capital Credit Documents to secure the Working Capital Obligations and (b) upon compliance with Section 8.10 of this Agreement, any Additional Agent, for and on behalf of the applicable Additional Claimholders, will have been granted Liens upon all of the Collateral pursuant to the applicable Additional Documents to secure the applicable Additional Obligations. Each Additional Agent, for and on behalf of the applicable Additional Claimholders, hereby acknowledges that (a) the Working Capital Agent, for and on behalf of the Working Capital Claimholders, has been granted Liens upon all of the Collateral pursuant to the Working Capital Credit Documents to secure the Working Capital Obligations, (b) the Term Loan Agent, for and on behalf of the Term Loan Claimholders, has been granted Liens upon all of the Collateral pursuant to the Term Loan Credit Documents to secure the Term Loan Obligations and (c) any other Additional Agent, for and on behalf of the applicable Additional Claimholders, will have been granted Liens upon all of the Collateral pursuant to the applicable Additional Documents to secure the applicable Additional Obligations
     2.2 Priority.
     (a) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of any Claimholder in any Working Capital Priority Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Credit Documents, subject to Section 2.2(c), (x) the Liens upon the Working Capital Priority Collateral securing the Working Capital Obligations shall have priority over the Liens upon the Working Capital Priority Collateral securing the Term Loan Obligations and any Additional Obligations and such Liens upon the Working Capital Priority Collateral securing the Term Loan Obligations and any Additional Obligations are and shall be junior and subordinate to the Liens upon the Working Capital Priority Collateral securing the Working Capital Obligations in all respects, (y) the Liens upon the Working Capital Priority Collateral securing the Term Loan

Obligations shall in all respects be pari passu and equal in priority with any Liens upon the Working Capital Priority Collateral securing any Additional Obligations and (z) except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Liens upon the Working Capital Priority Collateral securing any applicable Additional Obligations shall in all respects be pari passu and equal in priority with any Liens upon the Working Capital Collateral securing any other Additional Obligations.
     (b) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of any Claimholder in any Term Loan Priority Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Credit Documents, subject to Section 2.2(d), (x) the Liens upon the Term Loan Priority Collateral securing the Term Loan Obligations and any Additional Obligations shall have priority over the Liens upon the Term Loan Priority Collateral securing the Working Capital Obligations and such Liens upon the Term Loan Priority Collateral securing the Working Capital Obligations are and shall be junior and subordinate to the Liens upon the Term Loan Priority Collateral securing the Term Loan Obligations and any Additional Obligations in all respects, (y) the Liens upon the Term Loan Priority Collateral securing the Term Loan Obligations shall in all respects be pari passu and equal in priority with any Liens upon the Term Loan Priority Collateral securing any Additional Obligations and (z) except as may be separately otherwise agreed by and between or among any applicable Additional Agents, any Liens upon the Term Loan Priority Collateral securing any applicable Additional Obligations shall in all respects be pari passu and equal in priority with any Liens upon the Term Loan Priority Collateral securing any other Additional Obligations.
     (c) Notwithstanding the foregoing clauses (a) and (b) or anything else in this Agreement to the contrary, the Aggregate Principal Exposure of extensions of credit made by the Working Capital Lenders to any of the Grantors that exceed the Maximum Working Capital Obligations (such excess amount, the “Excess Working Capital Principal Exposure”) shall not be considered Working Capital Obligations for purposes of the Lien priority set forth in Section 2.2(a) above with respect to the Working Capital Priority Collateral. To the extent provided under the Working Capital Credit Documents, all such Excess Working Capital Principal Exposure shall continue to be secured by the Collateral (including without limitation the Working Capital Priority Collateral); provided, that to the extent that the Liens on the Working Capital Priority Collateral secure such Excess Working Capital Principal Exposure, such Liens shall be junior and subordinate to the Liens on the Working Capital Priority Collateral securing the Term Loan Obligations (other than any Excess Term Loan Principal Exposure) and any Additional Obligations (other than any Excess Additional Obligations Principal Exposure).
     (d) Notwithstanding the foregoing clauses (a) and (b) or anything else in this Agreement to the contrary, the Aggregate Principal Exposure of extensions of credit made by Term Loan Lenders to any of the Grantors that exceed the TL Cap Amount (such excess amount, the “Excess Term Loan Principal Exposure”) shall not be considered Term Loan Obligations for purposes of the Lien priority set forth in Section 2.2(b) above with respect to the Term Loan Priority Collateral and Section 2.2(a)(y) above with respect to the Working Capital Priority Collateral. To the extent provided under the Term Loan Credit Documents, all such Excess Term Loan Principal Exposure shall continue to be secured by the Collateral (including without limitation the Term Loan Priority Collateral); provided, that (x) to the extent that the Liens on the Term Loan Priority Collateral secure such Excess Term Loan Principal Exposure, such Liens shall be junior and subordinate to the Liens on the Term Loan Priority Collateral securing the

Working Capital Obligations (other than any Excess Working Capital Principal Exposure) and any Additional Obligations (other than any Excess Additional Obligations Principal Exposure) and (y) to the extent that the Liens on the Working Capital Priority Collateral secure such Excess Term Loan Principal Exposure, such Liens shall be junior and subordinate to the Liens on the Working Capital Priority Collateral securing any Additional Obligations (other than any Excess Additional Obligations Principal Exposure) and any Excess Working Capital Principal Exposure
     (e) Notwithstanding the foregoing clauses (a) and (b) or anything else in this Agreement to the contrary, the Aggregate Principal Exposure of extensions of credit made by any applicable Additional Credit Facility Creditors to any of the Grantors under the applicable Additional Credit Facility and other related applicable Additional Documents that exceed the Additional Cap Amount (such excess amount, the “Excess Additional Obligations Principal Exposure”) shall not be considered Additional Obligations for purposes of the Lien priority set forth in Section 2.2(b) above with respect to the Term Loan Priority Collateral and Sections 2.2(a)(y) and 2.2(a)(z) above with respect to the Working Capital Priority Collateral. To the extent provided under such Additional Credit Facility and other related applicable Additional Documents, all such Excess Additional Obligations Principal Exposure shall continue to be secured by the Collateral (including without limitation the Term Loan Priority Collateral); provided, that (x) to the extent that the Liens on the Term Loan Priority Collateral secure such Excess Additional Obligations Principal Exposure, such Liens shall be junior and subordinate to the Liens on the Term Loan Priority Collateral securing the Working Capital Obligations (other than any Excess Working Capital Principal Exposure), the Term Loan Obligations (other than any Excess Term Loan Principal Exposure) and any other Additional Obligations (other than any applicable Excess Additional Obligations Principal Exposure in respect of such other Additional Obligations) and (y) to the extent that the Liens on the Working Capital Priority Collateral secure such Excess Additional Obligations Principal Exposure, such Liens shall be junior and subordinate to the Liens on the Working Capital Priority Collateral securing the Term Loan Obligations (other than any Excess Term Loan Principal Exposure) and any other Additional Obligations (other than any applicable Excess Additional Obligations Principal Exposure in respect of such other Additional Obligations) and any Excess Working Capital Principal Exposure.
     2.3 Failure to Perfect. Notwithstanding any failure of any Claimholder to perfect its security interest in its respective Priority Collateral, the subordination of its Lien on such Priority Collateral to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of its Lien on such Priority Collateral:
(a)	subject to Section 2.2(c), the Liens upon the Working Capital Priority Collateral securing the Working Capital Obligations shall be and remain senior in all respects and prior to the Liens on the Working Capital Priority Collateral securing the Term Loan Obligations and any Additional Obligations,
(b)	subject to Section 2.2(d), the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations shall be and remain senior in all respects and prior to the Liens on the Term Loan Priority Collateral securing the Working Capital Obligations, and the Liens on any Collateral securing the Term Loan Obligations shall be pari passu and equal in priority in all respects with any Liens on such Collateral securing any Additional Obligations, and
(c)	subject to Section 2.2(e), the Liens on the Term Loan Priority Collateral securing any Additional Obligations shall be and remain senior in all respects and prior to the Liens on the Term Loan

Priority Collateral securing the Working Capital Obligations, and the Liens on any Collateral securing any Additional Obligations shall be pari passu and equal in priority in all respects with any Liens on such Collateral securing the Term Loan Obligations and any other Additional Obligations.
     2.4 Prohibition on Contesting Liens. Each of the Working Capital Agent, for itself and on behalf of each Working Capital Claimholder, the Term Loan Agent, for itself and on behalf of each Term Loan Claimholder, and each Additional Agent, for itself and on behalf of each applicable Additional Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the Term Loan Claimholders in any Collateral, or by or on behalf of any of the Working Capital Claimholders in any Collateral, or by or on behalf of any of the Additional Claimholders in any Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any such party to enforce this Agreement, including the priority of the Lien held by it or for its benefit on its respective Priority Collateral as provided in Sections 2.2 and 3.1.
     2.5 No New Liens.
     (a) Limitation on Collateral for Working Capital Claimholders. Until the Discharge of Term Loan Obligations shall have occurred, if any Working Capital Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of its Subsidiaries to secure the Working Capital Obligations, which assets are not also subject to a Lien in favor of the Term Loan Agent to secure the Term Loan Obligations, then such Working Capital Claimholder shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Working Capital Credit Document (x) also hold and be deemed to have held such Lien and security interest for the benefit of the Term Loan Agent as security for the Term Loan Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4, or (y) release such Lien. Until any applicable Discharge of Additional Obligations shall have occurred, if any Working Capital Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of its Subsidiaries to secure the Working Capital Obligations, which assets are not also subject to a Lien in favor of the applicable Additional Agent to secure the applicable Additional Obligations, then such Working Capital Claimholder shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Working Capital Credit Document (x) also hold and be deemed to have held such Lien and security interest for the benefit of such Additional Agent as security for such Additional Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4, or (y) release such Lien.
     (b) Limitation on Collateral for Term Loan Claimholders. Until the Discharge of Working Capital Obligations shall have occurred, if any Term Loan Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of its Subsidiaries to secure any Term Loan Obligations, which assets are not also subject to a Lien of the Working Capital Agent to secure the Working Capital Obligations, then such Term Loan Claimholder, shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Term Loan Credit Document (x) also hold and be deemed to have held such Lien and security interest for the benefit of the Working Capital Agent as security for the Working Capital Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4, or

(y) release such Lien. Until any applicable Discharge of Additional Obligations shall have occurred, if any Term Loan Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of its Subsidiaries to secure any Term Loan Obligations, which assets are not also subject to a Lien of the applicable Additional Agent to secure the applicable Additional Obligations, then such Term Loan Claimholder, shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Term Loan Credit Document (x) also hold and be deemed to have held such Lien and security interest for the benefit of such Additional Agent as security for such Additional Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4, or (y) release such Lien.
     (c) Limitation on Collateral for Additional Claimholders. Until the Discharge of Working Capital Obligations shall have occurred, if any Additional Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of its Subsidiaries to secure any Additional Obligations, which assets are not also subject to a Lien of the Working Capital Agent to secure the Working Capital Obligations, then such Additional Claimholder, shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Additional Document (x) also hold and be deemed to have held such Lien and security interest for the benefit of the Working Capital Agent as security for the Working Capital Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4, or (y) release such Lien. Until the Discharge of Term Loan Obligations shall have occurred, if any Additional Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of its Subsidiaries to secure any Additional Obligations, which assets are not also subject to a Lien of the Term Loan Agent to secure the Term Loan Obligations, then such Additional Claimholder, shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Additional Document (x) also hold and be deemed to have held such Lien and security interest for the benefit of the Term Loan Agent as security for the Term Loan Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4, or (y) release such Lien. Until any applicable Discharge of Additional Obligations shall have occurred , if any Additional Agent or other applicable Additional Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of its Subsidiaries to secure any Additional Obligations, which assets are not also subject to a Lien of any other Additional Agent to secure any other Additional Obligations, then such Additional Agent or other applicable Additional Claimholder, shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any applicable Additional Document (x) also hold and be deemed to have held such Lien and security interest for the benefit of such other Additional Agent as security for such other Additional Obligations subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover under Section 4, or (y) release such Lien.
     2.6 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Working Capital Collateral, the Term Loan Collateral and the Additional Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement, that upon request by the Working Capital Agent, the Term Loan Agent or any Additional Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Working Capital Collateral, the Term Loan Collateral and the Additional Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Working Capital Credit Documents, the Term

Loan Credit Documents and the Additional Documents.
SECTION 3
ENFORCEMENT
     3.1 Enforcement.
     (a) So long as the Discharge of Working Capital Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Company or any other Grantor:
     (i) the Term Loan Agent and the Term Loan Claimholders:
     (A) will not exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Working Capital Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Term Loan Agent or any Term Loan Claimholder is a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien on the Working Capital Priority Collateral held by it under the Term Loan Credit Documents or otherwise; and
     (B) will not contest, protest or object to any foreclosure proceeding or action brought by the Working Capital Agent or any Working Claimholder with respect to the Working Capital Priority Collateral, or any other exercise by the Working Capital Agent or any other Working Capital Claimholder, of any rights and remedies relating to the Working Capital Priority Collateral under the Working Capital Credit Documents or otherwise; provided that the respective interests of the Term Loan Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and
     (C) will not object to the forbearance by the Working Capital Agent or the other Working Capital Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Working Capital Priority Collateral; and
     (ii) subject to Section 5.1, the Working Capital Agent and the other Working Capital Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Working Capital Priority Collateral without any consultation with or the consent of the Term Loan Agent or any other Term Loan Claimholder; provided, that
     (A) in any Insolvency or Liquidation Proceeding commenced by or against Company or any other Grantor, the Term Loan Administrative Agent or the Term Loan Agent may file a claim or statement of interest with respect to the Term Loan Obligations,

     (B) the Term Loan Agent may take any action (not adverse to the Liens on the Working Capital Priority Collateral securing the Working Capital Obligations, or the rights of the Working Capital Agent or the other Working Capital Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Working Capital Priority Collateral,
     (C) the Term Loan Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Claimholders, including without limitation any claims secured by the Working Capital Priority Collateral, if any, in each case in accordance with the terms of this Agreement,
     (D) in any Insolvency or Liquidation Proceeding, the Term Loan Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement (including subject to the terms of Section 5.1 and Section 6.2),
     (E) in any Insolvency or Liquidation Proceeding, the Term Loan Claimholders shall be entitled to vote on any plan of reorganization, except to the extent inconsistent with the provisions hereof, and
     (F) the Term Loan Agent or any Term Loan Claimholder may exercise any of its rights or remedies with respect to the Term Loan Priority Collateral consistent with the terms of this Agreement.
     (b) So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Company or any other Grantor:
     (i) the Working Capital Agent and the Working Capital Claimholders:
     (A) will not exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Term Loan Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Working Capital Agent or any Working Capital Claimholder is a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien on the Term Loan Priority Collateral held by it under the Working Capital Credit Documents or otherwise; and
     (B) will not contest, protest or object to any foreclosure proceeding or action brought by the Term Loan Agent or any Term Loan Claimholder with respect to the Term Loan Priority Collateral, or any other exercise by the Term Loan Agent or any other Term Loan Claimholder, of any rights and remedies relating to the Term Loan Priority Collateral under the Term Loan Credit Documents or otherwise; provided that the respective interests of the Working Capital Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and
     (C) will not object to the forbearance by the Term Loan Agent or the other Term Loan Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Term Loan Priority Collateral; and
     (ii) subject to Section 5.1, the Term Loan Representative shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Term Loan Priority Collateral without any consultation with or the consent of the Working Capital Agent or any other Working Capital Claimholder; provided, that
     (A) in any Insolvency or Liquidation Proceeding commenced by or against Company or any other Grantor, the Working Capital Administrative Agent or the Working Capital Agent may file a claim or statement of interest with respect to the Working Capital Obligations,
     (B) the Working Capital Agent may take any action (not adverse to the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations, or the rights of the Term Loan Agent, the other Term Loan Claimholders, any Additional Agent or any Additional Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Term Loan Priority Collateral,
     (C) the Working Capital Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Working Capital Claimholders, including without limitation any claims secured by the Term Loan Priority Collateral, if any, in each case in accordance with the terms of this Agreement,
     (D) in any Insolvency or Liquidation Proceeding, the Working Capital Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement (including subject to the terms of Section 5.1 and Section 6.2),
     (E) in any Insolvency or Liquidation Proceeding, the Working Capital Claimholders shall be entitled to vote on any plan of reorganization, except to the extent inconsistent with the provisions hereof, and
     (F) the Working Capital Agent or any Working Capital Claimholder may exercise any of its rights or remedies with respect to the Working Capital

Priority Collateral consistent with the terms of this Agreement.
     (c) So long as the Discharge of Working Capital Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Company or any other Grantor:
     (i) any Additional Agent and the applicable Additional Claimholders:
     (A) will not exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Working Capital Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which such Additional Agent or any such Additional Claimholder is a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien on the Working Capital Priority Collateral held by it under the Additional Documents or otherwise; and
     (B) will not contest, protest or object to any foreclosure proceeding or action brought by the Working Capital Agent or any Working Claimholder with respect to the Working Capital Priority Collateral, or any other exercise by the Working Capital Agent or any other Working Capital Claimholder, of any rights and remedies relating to the Working Capital Priority Collateral under the Working Capital Credit Documents or otherwise; provided that the respective interests of such Additional Agent and other Additional Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and
     (C) will not object to the forbearance by the Working Capital Agent or the other Working Capital Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Working Capital Priority Collateral; and
     (ii) subject to Section 5.1, the Working Capital Agent and the other Working Capital Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Working Capital Priority Collateral without any consultation with or the consent of such Additional Agent or any such other Additional Claimholder; provided, that
     (A) in any Insolvency or Liquidation Proceeding commenced by or against Company or any other Grantor, such Additional Agent may file a claim or statement of interest with respect to the applicable Additional Obligations,
     (B) such Additional Agent may take any action (not adverse to the Liens on the Working Capital Priority Collateral securing the Working Capital Obligations, or the rights of the Working Capital Agent or the other Working Capital Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Working Capital Priority Collateral,

     (C) such Additional Agent and other Additional Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of any of such Additional Agent and other Additional Claimholders, including without limitation any claims secured by the Working Capital Priority Collateral, if any, in each case in accordance with the terms of this Agreement,
     (D) in any Insolvency or Liquidation Proceeding, such Additional Agent and other Additional Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement (including subject to the terms of Section 5.1 and Section 6.2),
     (E) in any Insolvency or Liquidation Proceeding, such Additional Agent and other Additional Claimholders shall be entitled to vote on any plan of reorganization, except to the extent inconsistent with the provisions hereof, and
     (F) such Additional Agent and other Additional Claimholders may exercise any of its rights or remedies with respect to the Term Loan Priority Collateral consistent with the terms of this Agreement.
     (d) So long as any Discharge of Additional Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Company or any other Grantor:
     (i) the Working Capital Agent and the Working Capital Claimholders:
     (A) will not exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Term Loan Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Working Capital Agent or any Working Capital Claimholder is a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien on the Term Loan Priority Collateral held by it under the Working Capital Credit Documents or otherwise; and
     (B) will not contest, protest or object to any foreclosure proceeding or action brought by any Additional Agent or any Additional Claimholder with respect to the Term Loan Priority Collateral, or any other exercise by any Additional Agent or any other Additional Claimholder, of any rights and remedies relating to the Term Loan Priority Collateral under the Additional Documents or otherwise; provided that the respective interests of the Working Capital Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and

     (C) will not object to the forbearance by any Additional Agent or any other Additional Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Term Loan Priority Collateral.
     (e) In exercising rights and remedies with respect to its or their Priority Collateral, the applicable Priority Agent and the applicable Priority Claimholders may enforce the provisions of their respective Credit Documents and exercise Collateral remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the applicable Priority Agent and Priority Claimholders to sell or otherwise dispose of such Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction. For the avoidance of doubt, the Term Loan Representative shall enforce rights against Collateral but shall not be entitled (in such capacity), unless specifically authorized by the applicable Term Loan Agent or Additional Agent, to pursue any remedy against the Company or a Grantor which is not a Collateral remedy.
     (f) Each Agent, on behalf of itself and Claimholders for which it acts as Agent, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, except to the extent such Collateral, or proceeds thereof, constitutes its Priority Collateral, and that any such Collateral or proceeds thereof taken or received by it that does not constitute its Priority Collateral will be paid over to the applicable Priority Agent pursuant to Section 4.2, unless and until the relevant Discharge of Obligations of the Priority Claimholders has occurred, except as expressly provided in Section 6.4. Without limiting the generality of the foregoing, (i) unless and until the Discharge of Working Capital Obligations has occurred, (x) the sole right of the Term Loan Agent and the Term Loan Claimholders with respect to the Working Capital Priority Collateral is to hold a Lien on the Working Capital Priority Collateral pursuant to the Term Loan Credit Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Working Capital Obligations has occurred in accordance with the terms of the Working Capital Credit Documents and applicable law and (y) the sole right of any Additional Agent and the other applicable Additional Claimholders with respect to the Working Capital Priority Collateral is to hold a Lien on the Working Capital Priority Collateral pursuant to the Additional Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Working Capital Obligations has occurred in accordance with the terms of the Working Capital Credit Documents and applicable law, and (ii) unless and until the Discharge of Term Loan Obligations and any Discharge of Additional Obligations has occurred, the sole right of the Working Capital Agent and the Working Capital Claimholders with respect to the Term Loan Priority Collateral is to hold a Lien on the Term Loan Priority Collateral pursuant to the Working Capital Credit Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after (x) the Discharge of Term Loan Obligations has occurred in accordance with the terms of the Term Loan Credit Documents and applicable law and (y) any Discharge of Additional Obligations has occurred in accordance with the terms of the Additional Documents and applicable law.
     (g) Subject to the proviso in clause (ii) of Section 3.1(a), Section 3.1(b), Section 3.1(c) or Section 3.1(d), as applicable, (i) the Working Capital Agent, for itself and on behalf of the Claimholders for which it acts as Agent, (x) agrees that neither it nor such Claimholders for which it acts as Agent will take any action that would hinder, delay or impede any exercise of remedies by the Term Loan Agent and other Term Loan Claimholders or any Additional Agent and other Additional Claimholders under the other Agreements with respect to such Claimholders’ respective Priority Collateral, including any sale, lease, exchange, transfer or other disposition of such Priority Collateral, whether by foreclosure or otherwise, and (y) hereby waives any and all rights it or the Claimholders for which it acts as Agent may have as a junior lien creditor or otherwise to object to the manner or order in which the Term Loan Agent or the other Term Loan Claimholders, any Additional Agent or any Additional Claimholders seek to enforce the Liens granted in their respective Priority Collateral, and (ii) each of the Term Loan Agent and any Additional Agent, for itself and on behalf of the Claimholders for which it acts as Agent, (x) agrees that neither it nor such Claimholders for which it acts as Agent will take any action that would hinder, delay or impede any exercise of remedies by the Working Capital Agent and other Working Capital Claimholders under the other Agreements with respect to such Claimholders’ respective Priority Collateral, including any sale, lease, exchange, transfer or other disposition of such Priority Collateral, whether by foreclosure or otherwise, and (y) hereby waives any and all rights it or the Claimholders for which it acts as Agent may have as a junior lien creditor or otherwise to object to the manner or order in which the Working Capital Agent or the other Working Capital Claimholders seek to enforce the Liens granted in their respective Priority Collateral.
     3.2 Actions Upon Breach.
     (a) If any Claimholder commences or participates in any action or proceeding against Company, any other Grantor or the Collateral in violation of this Agreement, any Agent for any other Claimholders may interpose in the name of such Claimholders or in the name of Company or such Grantor the making of this Agreement as a defense or dilatory plea.
     (b) Should any Claimholder in any way take, or attempt or threaten to take, contrary to this Agreement, any action with respect to Collateral, or fail to take any action required by this Agreement, any Agent for any other Claimholders (in its own name or in the name of a Grantor) may obtain relief against such offending Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by all of the Claimholders that (i) the damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the offending Claimholder waives any defense that such other Claimholders cannot demonstrate damage or be made whole by the awarding of damages.
SECTION 4
PAYMENTS
     4.1 Application of Proceeds.
     (a) So long as the Discharge of Term Loan Obligations and the Discharge of Additional Obligations have not occurred, any proceeds of Term Loan Priority Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be applied as follows:
     first, to the payment of costs and expenses of the Term Loan Agent or any Additional Agent, as applicable, in connection with such sale or disposition of or collection on such Collateral, and
     second, to the payment, on a pro rata basis, of (x) the Term Loan Obligations in accordance with the relevant Term Loan Credit Documents until the Discharge of Term Loan Obligations shall have occurred and (y) any Additional Obligations in accordance with the applicable Additional Documents until the Discharge of Additional Obligations shall have occurred.
Upon the Discharge of Term Loan Obligations, the Term Loan Agent shall deliver to any Additional Agent or (if there is no Additional Agent) the Working Capital Agent any proceeds of Term Loan Priority Collateral held by it in the same form as received, with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Additional Obligations, the applicable Additional Agent shall deliver to the Term Loan Agent or any Additional Agent or (if there is no Term Loan Agent or Additional Agent) the Working Capital Agent any proceeds of Term Loan Priority Collateral held by it in the same form as received, with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct. Any such proceeds of Term Loan Priority Collateral so received by the Working Capital Agent shall be applied by the Working Capital Agent to the Working Capital Obligations in such order as specified in the Working Capital Credit Documents and otherwise in accordance with the Working Capital Documents. Any proceeds of Term Loan Priority Collateral not otherwise applied in accordance with this Section 4.1(a) shall be delivered to the relevant Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdictions may direct. The foregoing provisions of this Section 4.1(a) shall not impose on Term Loan Agent or any other Term Loan Claimholder, or any Additional Agent or any other Additional Claimholder, any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.
     (b) So long as the Discharge of Working Capital Obligations has not occurred, any proceeds of Working Capital Priority Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be applied by the Working Capital Agent to the Working Capital Obligations in such order as specified in the relevant Working Capital Credit Documents. Upon the Discharge of Working Capital Obligations, the Working Capital Agent shall deliver to the Term Loan Representative any proceeds of Working Capital Priority Collateral held by it in the same form as received for application in accordance with Section 4.1(a), with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Term Loan Obligations and the Discharge of the Working Capital Obligations, the Term Loan Agent shall deliver to any Additional Agent any proceeds of Working Capital Priority Collateral held by it in the same form as received, with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Additional Obligations related to a particular Additional Credit Facility and the Discharge of the Working Capital Obligations, the applicable Additional Agent shall deliver to the Term Loan Agent or any other Additional Agent any proceeds of Working Capital Priority Collateral held by it in the same form as received, with any necessary endorsements or, as a court of competent jurisdiction may otherwise direct. Any proceeds of Working Capital Priority Collateral not otherwise applied in accordance with this Section 4.1(b) shall be delivered to the relevant Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdictions may direct. The foregoing provisions of this Section 4.1(b) shall not impose on Working Capital Agent or any other Working Capital Claimholder any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.
     (c) Except as set forth in this Section 4.1(c), nothing in this Agreement shall require any Agent or any Claimholder to determine the source or priority of funds received by it and applied to its Obligations. In the absence of fraudulent conduct, willful misconduct or gross negligence, the sole remedy of any Agent or Claimholder for the tender and application of proceeds of its Priority Collateral to the Obligations of the Non-Priority Claimholders shall be to proceed directly against the Grantors unless, prior to the application of such proceeds to the Obligations of the Non-Priority Claimholders, the applicable Agent for the applicable Non-Priority Claimholders shall have a received a written notice that such proceeds are (or will be) the proceeds of the Priority Claimholders’ Priority Collateral with such notice to contain the following information: (i) a description of the Priority Claimholders’ Priority Collateral that is being sold, transferred or otherwise disposed of to generate the proceeds, (ii) a description of the transaction generating the proceeds and (iii) the actual or anticipated date of such transaction.
     4.2 Payment Turnover.
     (a) So long as the Discharge of Working Capital Obligations has not occurred, any Working Capital Priority Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in Section 6.4) received by the Term Loan Agent or any other Term Loan Claimholders, or by any Additional Agent or any other applicable Additional Claimholders, in connection with the exercise of any right or remedy (including set-off or recoupment) in respect of the Working Capital Priority Collateral shall be segregated and held in trust and forthwith paid over to the Working Capital Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Working Capital Agent is hereby authorized to make any such endorsements as agent for the Term Loan Agent or any such Term Loan Claimholders, or such Additional Agent or any such Additional Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
     (b) So long as the Discharge of Term Loan Obligations and the Discharge of Additional Obligations have not occurred, any Term Loan Priority Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in Section 6.4) received by the Working Capital Agent or any other Working Capital Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) in respect of the Term Loan Priority Collateral shall be segregated and held in trust and forthwith paid over to the Term Loan Representative for application in accordance with Section 4.1(a) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each of the Term Loan Agent and any Additional Agent is hereby authorized to make any such endorsements as agent for the Working Capital Agent or any such Working Capital Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
SECTION 5
OTHER AGREEMENTS
     5.1 Releases.

     (a) If, in connection with:
     (i) the exercise of any Term Loan Agent’s remedies in respect of the Term Loan Priority Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral after an event of default under the terms of the Term Loan Credit Documents, and as defined therein, has occurred and is continuing by or on behalf of Term Loan Agent or a Grantor with the approval of Term Loan Agent (a “Term Loan Collateral Exercise of Remedies”); or
     (ii) any sale, lease, exchange, transfer or other disposition of any Term Loan Priority Collateral permitted or otherwise consented to under the terms of the Term Loan Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Term Loan Collateral Disposition”);
     the Term Loan Agent, for itself or on behalf of any of the Term Loan Claimholders, releases any of its Liens on any part of the Term Loan Priority Collateral, then the Liens, if any, of the Working Capital Agent, for itself or for the benefit of the Working Capital Claimholders, on such Term Loan Priority Collateral, shall be automatically, unconditionally and simultaneously released (the “Term Collateral Second Lien Release”) and the Working Capital Agent, for itself and the Working Capital Claimholders shall be deemed to have authorized the Term Loan Agent to file UCC amendments and terminations covering the Term Loan Priority Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Working Capital Agent to evidence such release and termination and promptly upon the request of the Term Loan Agent execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Term Loan Agent may require in connection with such sale or other disposition by the Term Loan Agent, the Term Loan Agent’s agents or any Grantor with the consent of the Term Loan Agent to evidence and effectuate such termination and release; provided, that, (A) any such release or UCC amendment or termination by or on behalf of the Working Capital Agent shall not extend to or otherwise affect any of the rights, if any, of the Working Capital Agent to the proceeds from any such sale or other disposition of Term Loan Priority Collateral upon the Discharge of Term Loan Obligations and the Discharge of Additional Obligations and (B) the Term Collateral Second Lien Release shall not occur without the consent of the Working Capital Agent (x) in the case of a Term Loan Collateral Exercise of Remedies, as to any Term Loan Priority Collateral the net proceeds of the disposition of which will not be applied to repay the Term Loan Obligations or Additional Obligations or (y) in the case of a Term Loan Collateral Disposition, if the Term Loan Collateral Disposition is prohibited by any provision of the Working Capital Credit Agreement.
     (b) If, in connection with:
     (i) the exercise of any Additional Agent’s remedies in respect of the Term Loan Priority Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral after an event of default under the terms of the applicable Additional Documents, and as defined therein, has occurred and is continuing by or on behalf of such Additional Agent or a Grantor with the approval of such Additional Agent (a “Additional Collateral Exercise of Remedies”); or
     (ii) any sale, lease, exchange, transfer or other disposition of any Term Loan Priority Collateral permitted or otherwise consented to under the terms of the applicable

Additional Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Additional Collateral Disposition”);
     such Additional Agent, for itself or on behalf of any of the applicable Additional Claimholders, releases any of its Liens on any part of the Term Loan Priority Collateral, then the Liens, if any, of the Working Capital Agent, for itself or for the benefit of the Working Capital Claimholders, on such Term Loan Priority Collateral, shall be automatically, unconditionally and simultaneously released (the “Additional Collateral Second Lien Release”) and the Working Capital Agent, for itself and the Working Capital Claimholders shall be deemed to have authorized such Additional Agent to file UCC amendments and terminations covering the Term Loan Priority Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Working Capital Agent to evidence such release and termination and promptly upon the request of such Additional Agent execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as such Additional Agent may require in connection with such sale or other disposition by such Additional Agent, such Additional Agent’s agents or any Grantor with the consent of such Additional Agent to evidence and effectuate such termination and release; provided, that, (A) any such release or UCC amendment or termination by or on behalf of the Working Capital Agent shall not extend to or otherwise affect any of the rights, if any, of the Working Capital Agent to the proceeds from any such sale or other disposition of Term Loan Priority Collateral upon the Discharge of Term Loan Obligations and the Discharge of Additional Obligations and (B) the Additional Collateral Second Lien Release shall not occur without the consent of the Working Capital Agent (x) in the case of an Additional Collateral Exercise of Remedies, as to any Term Loan Priority Collateral the net proceeds of the disposition of which will not be applied to repay the Term Loan Obligations or Additional Obligations or (y) in the case of a Additional Collateral Disposition, if the Additional Collateral Disposition is prohibited by any provision of the Working Capital Credit Agreement.
     (c) Until the Discharge of Term Loan Obligations and the Discharge of Additional Obligations occurs, the Working Capital Agent, for itself and on behalf of the Working Capital Claimholders, hereby irrevocably constitutes and appoints the Term Loan Representative and any officer or agent of the Term Loan Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Working Capital Agent or any such Claimholder or in the Term Loan Representative’s own name, from time to time in the Term Loan Representative’s discretion, for the purpose of carrying out the terms of Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of Section 5.1(a), including any endorsements or other instruments of transfer or release.
     (d) Until the Discharge of Term Loan Obligations occurs, to the extent that the Term Loan Agent for itself and on behalf of the Term Loan Claimholders has released any Lien on Term Loan Priority Collateral and any such Liens are later reinstated or the Term Loan Agent, on behalf of the Term Loan Claimholders, obtain any new Liens from Grantors on Term Loan Priority Collateral, then the Working Capital Agent for itself and on behalf of the Working Capital Claimholders shall be granted a Lien on any such Term Loan Priority Collateral or have its Lien reinstated, as the case may be, subject to the priorities set forth in Section 2. Until the Discharge of Additional Obligations occurs, to the extent that the applicable Additional Agent for itself and on behalf of the applicable Additional Claimholders has released any Lien on Term Loan Priority Collateral and any such Liens are later reinstated or such Additional Agent, on behalf of such Additional Claimholders, obtain any new Liens from Grantors, then the Working

Capital Agent for itself and on behalf of the Working Capital Claimholders shall be granted a Lien on any such Term Loan Priority Collateral or have its Lien reinstated, as the case may be, subject to the priorities set forth in Section 2.
     (e) If, in connection with:
     (i) the exercise of any Working Capital Agent’s remedies in respect of the Working Capital Priority Collateral, including any sale, lease, exchange, transfer or other disposition of any such Collateral after an event of default under the terms of the Working Capital Credit Documents, and as defined therein, has occurred and is continuing by or on behalf of Working Capital Agent or a Grantor with the approval of Working Capital Agent (a “Working Capital Collateral Exercise of Remedies”); or
     (ii) any sale, lease, exchange, transfer or other disposition of any Working Capital Priority Collateral permitted or otherwise consented to under the terms of the Working Capital Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Working Capital Collateral Disposition”);
     the Working Capital Agent, for itself or on behalf of any of the Working Capital Claimholders, releases any of its Liens on any part of the Working Capital Priority Collateral, then the Liens, if any, of the Term Loan Agent, for itself or for the benefit of the Term Loan Claimholders, and of any Additional Agent, for itself or for the benefit of the applicable Additional Claimholders, on such Working Capital Priority Collateral, shall be automatically, unconditionally and simultaneously released (the “Working Capital Collateral Second Lien Release”) and
     (1) the Term Loan Agent, for itself and the Term Loan Claimholders shall be deemed to have authorized the Working Capital Agent to file UCC amendments and terminations covering the Working Capital Priority Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Term Loan Agent to evidence such release and termination and promptly upon the request of the Working Capital Agent execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Working Capital Agent may require in connection with such sale or other disposition by the Working Capital Agent, the Working Capital Agent’s agents or any Grantor with the consent of the Working Capital Agent to evidence and effectuate such termination and release; provided, that, (A) any such release or UCC amendment or termination by or on behalf of the Term Loan Agent shall not extend to or otherwise affect any of the rights, if any, of the Term Loan Agent to the proceeds from any such sale or other disposition of Working Capital Priority Collateral upon the Discharge of Working Capital Obligations and (B) the Working Capital Second Lien Release shall not occur without the consent of the Term Loan Agent (x) in the case of a Working Capital Collateral Exercise of Remedies, as to any Working Capital Priority Collateral the net proceeds of the disposition of which will not be applied to repay the Working Capital Obligations or (y) in the case of a Working Capital Collateral Disposition, if the Working Capital Collateral Disposition is prohibited by any provision of the Term Loan Credit Agreement, and
     (2) any Additional Agent, for itself and the applicable Additional

Claimholders shall be deemed to have authorized the Working Capital Agent to file UCC amendments and terminations covering the Working Capital Priority Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and such Additional Agent to evidence such release and termination and promptly upon the request of the Working Capital Agent execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Working Capital Agent may require in connection with such sale or other disposition by the Working Capital Agent, the Working Capital Agent’s agents or any Grantor with the consent of the Working Capital Agent to evidence and effectuate such termination and release; provided, that, (A) any such release or UCC amendment or termination by or on behalf of such Additional Agent shall not extend to or otherwise affect any of the rights, if any, of such Additional Agent to the proceeds from any such sale or other disposition of Working Capital Priority Collateral upon the Discharge of Working Capital Obligations and (B) the Working Capital Second Lien Release shall not occur without the consent of such Additional Agent (x) in the case of a Working Capital Collateral Exercise of Remedies, as to any Working Capital Priority Collateral the net proceeds of the disposition of which will not be applied to repay the Working Capital Obligations or (y) in the case of a Working Capital Collateral Disposition, if the Working Capital Collateral Disposition is prohibited by any provision of the applicable Additional Credit Facility.
     (f) In the event that Proceeds of Collateral are received in connection with any sale, lease, exchange, transfer or other disposition of any such Collateral that directly or indirectly involves a combination of Working Capital Priority Collateral or Term Loan Priority Collateral, the Working Capital Agent, the Term Loan Agent and any Additional Agent shall use commercially reasonable efforts in good faith to allocate the Proceeds received in connection with such any sale, lease, exchange, transfer or other disposition of any such Collateral to the Working Capital Priority Collateral and the Term Loan Priority Collateral. If the Working Capital Agent, the Term Loan Agent and any Additional Agent are unable to agree on such allocation within ten (10) days (or such other period of time to which the Working Capital Agent, the Term Loan Agent and any Additional Agent mutually agree) of the consummation of such sale, lease, exchange, transfer or other disposition, the portion of such Proceeds that shall be allocated as Proceeds of Working Capital Priority Collateral for purposes of this Agreement shall be an amount equal to the sum of the net book value of the Accounts and Inventory included in the Collateral so disposed of (determined at the time of such sale, lease, exchange, transfer or other disposition) with the balance of the Proceeds to be allocated to the Term Loan Priority Collateral; provided however, this Section 5.1(f) shall not apply in the event that the Term Loan Agent or the other Term Loan Claimholders, the Working Capital Agent or the other Working Capital Claimholders or any Additional Agent or the other applicable Additional Claimholders did not consent to the sale, lease, exchange, transfer or other disposition.
     (g) Until the Discharge of Working Capital Obligations occurs, the Term Loan Agent, for itself and on behalf of the Term Loan Claimholders, hereby irrevocably constitutes and appoints the Working Capital Agent and any officer or agent of the Working Capital Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Loan Agent or any such Claimholder or in the Working Capital Agent’s own name, from time to time in the Working Capital Agent’s discretion, for the purpose of carrying out the terms of Section 5.1(e), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of Section 5.1(e), including any endorsements or other instruments of transfer or release.

Until the Discharge of Working Capital Obligations occurs, each Additional Agent, for itself and on behalf of the applicable Additional Claimholders, hereby irrevocably constitutes and appoints the Working Capital Agent and any officer or agent of the Working Capital Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Additional Agent or any such Claimholder or in the Working Capital Agent’s own name, from time to time in the Working Capital Agent’s discretion, for the purpose of carrying out the terms of Section 5.1(e), to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of Section 5.1(e), including any endorsements or other instruments of transfer or release. Each authorization under this Section 5.1(g) is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
     (h) Until the Discharge of Working Capital Obligations occurs, to the extent that the Working Capital Agent for itself and on behalf of the Working Capital Claimholders has released any Lien on Working Capital Priority Collateral and any such Liens are later reinstated or the Working Capital Agent, on behalf of the Working Capital Claimholders, obtain any new Liens from Grantors on any Working Capital Priority Collateral, then the Term Loan Agent for itself and on behalf of the Term Loan Claimholders shall be granted a Lien on any such Working Capital Priority Collateral or have its Lien reinstated, as the case may be, and each Additional Agent for itself and on behalf of the applicable Additional Claimholders shall be granted a Lien on any such Working Capital Priority Collateral or have its Lien reinstated, as the case may be, in each case subject to the priorities set forth in Section 2.
     5.2 Insurance. The Working Capital Agent, the Term Loan Agent and any Additional Agent shall be named as additional insureds with respect to liability insurance policies maintained from time to time by any Grantor, and the Working Capital Agent, the Term Loan Agent, each Additional Agent or the Control Agent (on behalf of the Agent Parties and Claimholders), as their interests may appear, shall be named as a loss payee under any casualty insurance policies maintained from time to time by any Grantor, in each case as and to the extent required in the applicable Credit Documents. As between the applicable Priority Agent and the applicable Priority Claimholders, on the one hand, and the applicable Non-Priority Agent and the applicable Non-Priority Claimholders on the other hand, the applicable Priority Agent and the applicable Priority Claimholders shall have the sole and exclusive right, in accordance with and subject to the terms of the applicable Credit Documents, (a) to adjust or settle any insurance policy or claim in the event of any loss with respect to their respective Priority Collateral and (b) to approve any award granted in any condemnation or similar proceeding affecting their respective Priority Collateral. All proceeds of any such policy and any such award in respect of any such Priority Collateral that are payable to the Agents shall be paid to the applicable Priority Agent (on a ratable basis or as may be otherwise agreed as between the Term Loan Agent and any Additional Agent, in the case of Term Loan Priority Collateral) for the benefit of the applicable Priority Claimholders to the extent required under their respective Credit Documents, and thereafter to the applicable Non-Priority Agent (on a ratable basis or as may be otherwise agreed as between the Term Loan Agent and any Additional Agent, in the case of Term Loan Priority Collateral) for the benefit of the applicable Non-Priority Claimholders to the extent required under their respective Credit Documents, and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If any Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Priority Agent in accordance with the terms of Section 4.2. In the event that an Agent is named as loss payee on property which is not its Priority Collateral, such Agent agrees to comply with the instructions of the Priority Agent with respect to such collateral (a) in adjusting or settling any insurance policy or claim in the event of any loss with respect to such Priority Collateral and (b) to approving any award granted in any condemnation or similar proceeding affecting such Priority

Collateral.
     5.3 Control Agent for Perfection.
     (a) The Term Loan Agent, on behalf of itself and the Term Loan Claimholders, and the Working Capital Agent, on behalf of itself and the Working Capital Claimholders, and any Additional Agent, on behalf of itself and the applicable Additional Claimholders, each hereby appoint Wells Fargo Bank, National Association as its collateral agent (in such capacity, together with any successor in such capacity appointed by the Term Loan Agent, the Working Capital Agent and any Additional Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the Term Loan Agent (on behalf of itself and the Term Loan Claimholders), the Working Capital Agent (on behalf of itself and the Working Capital Claimholders) and any Additional Agent (on behalf of itself and the applicable Additional Claimholders) with respect to the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the Term Loan Agent (on behalf of itself and the Term Loan Claimholders) and the Working Capital Agent (on behalf of itself and the Working Capital Claimholders) and any Additional Agent (on behalf of itself and the applicable Additional Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.3. The Term Loan Agent, the Working Capital Agent and any Additional Agent hereby acknowledge that the Control Agent shall obtain “control” under the UCC over each Controlled Account as contemplated by the Term Loan Collateral Documents, the Working Capital Collateral Documents and the applicable Additional Collateral Documents for the benefit of both the Term Loan Agent (on behalf of itself and the Term Loan Claimholders) and the Working Capital Agent (on behalf of itself and the Working Capital Claimholders) and any Additional Agent (on behalf of itself and the applicable Additional Claimholders) pursuant to a control agreements relating to a Controlled Account if requested by the Working Capital Agent, the Term Loan Agent and any Additional Agent to act in such capacity.
     (b) The Control Agent, the Term Loan Agent, on behalf of itself and the Term Loan Claimholders, and the Working Capital Agent, on behalf of itself and the Working Capital Claimholders, and any Additional Agent, on behalf of itself and the applicable Additional Claimholders, each hereby agrees that the applicable Priority Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral constituting such Priority Agent’s constituents’ Priority Collateral or any control agreement with respect to any Control Collateral until the date upon which the Discharge of Obligations shall have occurred with respect to the Obligations owed to Claimholders for whom the applicable Priority Agent acts as Agent, and none of the Non-Priority Claimholders will impede, hinder, delay or interfere with the exercise of such rights by the Priority Agent in any respect. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the Working Capital Agent in accordance with the Working Capital Credit Agreement (if the Control Agent is the Working Capital Agent) or for the Term Loan Agent in accordance with the Term Loan Credit Agreement (if the Control Agent is the Term Loan Agent) or for any Additional Agent in accordance with the applicable Additional Credit Facility (if the Control Agent is such Additional Agent). The Working Capital Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Working Capital Claimholders are required to do so for the Working Capital Agent in accordance with the

Working Capital Credit Agreement. The Term Loan Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Term Loan Claimholders are required to do so for the Term Loan Agent in accordance with the Term Loan Credit Agreement. The applicable Additional Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the such Additional Claimholders are required to do so for the applicable Additional Agent in accordance with the applicable Additional Credit Facility.
     (c) Except as set forth below, the Control Agent shall have no obligation whatsoever to the Agents or any other Claimholder including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.3. In acting on behalf of the Agents and other Claimholders, the duties or responsibilities of the Control Agent under this Section 5.3 shall be limited solely (i) to physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the Term Loan Agent (on behalf of itself and the Term Loan Claimholders), the Working Capital Agent (on behalf of itself and the Working Capital Claimholders) and any Additional Agent (on behalf of itself and the applicable Additional Claimholders), in each case for purposes of perfecting the Lien held by the Term Loan Agent, the Working Capital Agent and each Additional Agent, (ii) exercising control of Deposit Accounts on which it has control and forwarding the funds on deposit therein to the Agent for the applicable Priority Claimholders, in each case as and to the extent provided in the Credit Documents and (iii) delivering such collateral as set forth in Section 5.3(e).
     (d) The Control Agent shall not have, by reason of this Agreement or any other document a fiduciary relationship in respect of the Term Loan Agent or any Term Loan Claimholder, the Working Capital Agent or any Working Capital Claimholder, or any Additional Agent or any Additional Claimholder.
     (e) (i) Upon the Discharge of Term Loan Obligations and the Discharge of Additional Obligations, the Control Agent shall deliver any Control Collateral in the possession of the Control Agent to the Working Capital Agent together with any necessary endorsements (or otherwise allow the Working Capital Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Working Capital Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on such Control Collateral.
     (ii) Upon the Discharge of Working Capital Obligations and the Discharge of Additional Obligations, the Control Agent shall deliver any Control Collateral in the possession of the Control Agent to the Term Loan Agent together with any necessary endorsements (or otherwise allow the Term Loan Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Term Loan Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on such Control Collateral.
     (iii) Upon the Discharge of Working Capital Obligations and the Discharge of Term Loan Obligations, if there is at the time any Additional Agent, the Control Agent shall deliver any Control Collateral in the possession of the Control Agent to such Additional Agent (or otherwise allow such Additional Agent for such Additional Claimholders to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and such Additional Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on such Control Collateral, provided that if there is at the time more than one Additional Agent, the Control Agent shall retain such Control Collateral.
     (f) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days notice to each Agent Party. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the Agent Parties, the Control Agent shall deliver to the Working Capital Agent (if then an Agent Party) or to another Agent (if the Working Capital Agent is not then an Agent Party) the Control Collateral together with any necessary endorsements (or otherwise allow such Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and such Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.
     (g) Notwithstanding the foregoing, each Agent, for and on behalf of itself and the Claimholders represented thereby, agrees to hold all Control Collateral in its possession, custody, or control (or in the possession, custody, or control of agents or bailees therefor) as agent for the other Claimholders solely for the purpose of perfecting the security interest granted to each other Agent Party or Claimholder in such Control Collateral, subject to the terms and conditions of this Section. Such Agent shall not have any obligation whatsoever to the other Claimholders to assure that such Control Collateral is genuine or owned by any Grantor or any other Person or to preserve rights or benefits of any Person therein. The duties or responsibilities of such Agent under this Section 5.3(g) are and shall be limited solely to holding or maintaining control of such Control Collateral as agent for the other Claimholders for purposes of perfecting the Lien held by the Claimholders. Such Agent is not and shall not be deemed to be a fiduciary of any kind for any Claimholder or any other Person.
     5.4 Access to Term Loan Priority Collateral.
     (a) In the event the Term Loan Representative shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Credit Documents or any Additional Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party (a “Third Party Purchaser”), such Agent shall, to the extent permitted by law, permit the Working Capital Agent (or shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the Working Capital Agent), at the Working Capital Agent’s option: (i) to enter any of the premises of any Grantor (or Third Party Purchaser) constituting such Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) in order to inspect, remove or take any action with respect to the Working Capital Priority Collateral or to enforce the Working Capital Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Working Capital Priority Collateral and the examination and duplication of any Collateral (to the extent not Working Capital Priority Collateral) under such control or possession (or sold to a Third Party Purchaser) consisting of books and records of any Grantor related to the Working Capital Priority Collateral; (ii) to use the Collateral for the purpose of manufacturing or processing raw materials or work-in-process into finished inventory; (iii) to use any of the Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Working Capital Priority Collateral and use any Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle, deal with or dispose of any Working Capital Priority Collateral pursuant to the Working Capital Agent’s rights as set forth in the Working Capital Credit Documents, the UCC of any applicable jurisdiction and other applicable law, and (iv) to use any of the Collateral consisting of intellectual property rights owned or controlled by (x) the Term Loan Agent or the other Term Loan Claimholders or (y) such Additional Agent or the other applicable Additional Claimholders, as applicable, as is or may be necessary for the Working Capital Agent to deal with the Working Capital Priority Collateral (including the sale or other disposition thereof). Such use by Working Capital Agent of the Collateral shall not be on an exclusive basis.
     (b) The Working Capital Agent hereby acknowledges, for itself and on behalf of the other Working Capital Claimholders that, during the period any Working Capital Priority Collateral shall be under control or possession of the Term Loan Agent or any Additional Agent, such Agent shall not be obligated to take any action to protect or to procure insurance with respect to such Working Capital Priority Collateral, it being understood that such Agent shall have no responsibility for loss or damage to the Working Capital Priority Collateral (other than as a result of the gross negligence or willful misconduct of such Agent or its agents, as determined by a final non-appealable judgment of a court of competent jurisdiction) and that all the risk of loss or damage to the Working Capital Priority Collateral shall remain with the Working Capital Claimholders; provided, that to the extent insurance obtained by such Agent provides coverage for risks relating to access to or use of Working Capital Priority Collateral, the Working Capital Agent will be made an additional named insured thereunder.
     (c) The rights of Working Capital Agent set forth in Section 5.4(a)(i)-(iii) above shall continue until the later of (i) 180 days after the date Working Capital Agent first receives written notice from the Term Loan Representative that it has control or possession of the Term Loan Priority Collateral at issue and (ii) the sale or other disposition of such Priority Collateral by the Term Loan Representative or its constituents. Such time period shall be tolled during the pendency of any Insolvency Proceeding of any Grantor or other proceedings pursuant to which the Working Capital Claimholders, the Term Loan Claimholders and any Additional Claimholders are effectively stayed from enforcing their rights against the Working Capital Priority Collateral. In no event shall any Term Loan Claimholder or any Additional Claimholder take any action to interfere, limit or restrict the rights of Working Capital Agent or the exercise of such rights by Working Capital Agent to have access to or to use any of such Collateral pursuant to Section 5.4(a) prior to the expiration of such period.
     (d) During the actual occupation by the Working Capital Agent or its agents or representatives, of any real property constituting Term Loan Priority Collateral during the access and use period permitted by Section 5.4(a) above, the Working Capital Claimholders shall be obligated to pay to the Term Loan Claimholders and any Additional Claimholders any rent payable to third parties and all utilities, taxes and other maintenance and operating costs of such real property during any such period of actual occupation by the Working Capital Agent or its agents or representatives, but only to the extent the Term Loan Claimholders or such Additional Claimholders are required to pay or are otherwise paying any such rent, utilities, taxes or other maintenance and operating costs during the actual occupation of such real property by the Working Capital Agent or its agents or representatives.
     5.5 Consent to Limited License. The Term Loan Agent, for itself and on behalf of the other Term Loan Claimholders, and any Additional Agent, for itself and on behalf of the applicable other Additional Claimholders, (i) acknowledges and consents to the grant to the Working Capital Agent by the Company (and the other Grantors, as applicable) of a limited, non-exclusive royalty-free license on the terms set forth in Section 12.2(e) of the Initial Working Capital Credit Agreement in effect as of the date hereof or on substantially equivalent terms in the case of any Working Capital Credit Agreement other than the Initial Working Capital Credit Agreement (the “Limited License”) and (ii) agrees that its Liens in the Term Loan Priority Collateral shall be subject to the Limited License. The Term Loan Agent further agrees that, in connection with any foreclosure sale conducted by the Term Loan Agent in respect of Term Loan Priority Collateral of the type described in the Limited License (the “IP Collateral”), (x) any notice required to be given by the Term Loan Agent in connection with such foreclosure shall contain an acknowledgement that the Term Loan Agent’s Lien is subject to the Limited License, (y) the Term Loan Agent shall deliver a copy of the Limited License to any purchaser at such foreclosure and provide written notice to such purchaser that the Term Loan Agent’s Lien and the purchaser’s rights in the transferred IP Collateral are subject to the Limited License and (z) the purchaser shall acknowledge in writing that it purchased the IP Collateral subject to the Limited License. Each Additional Agent further agrees that, in connection with any foreclosure sale conducted by such Additional Agent in respect of IP Collateral, (x) any notice required to be given by such Additional Agent in connection with such foreclosure shall contain an acknowledgement that such Additional Agent’s Lien is subject to the Limited License, (y) such Additional Agent shall deliver a copy of the Limited License to any purchaser at such foreclosure and provide written notice to such purchaser that such Additional Agent’s Lien and the purchaser’s rights in the transferred IP Collateral are subject to the Limited License and (z) the purchaser shall acknowledge in writing that it purchased the IP Collateral subject to the Limited License.
SECTION 6
INSOLVENCY OR LIQUIDATION PROCEEDINGS
     6.1 Use of Cash Collateral and Financing Issues. If Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Priority Agent shall desire to permit the use of cash collateral which constitutes such Priority Agent’s constituents’ Priority Collateral or to permit Company or any other Grantor to obtain financing secured by such Priority Collateral (and not by any Collateral which does not constitute such Priority Agent’s Priority Collateral), from one or more of the Claimholders for whom such Priority Agent acts as Agent, under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, a “DIP Financing”), then each Non-Priority Agent, on behalf of itself and the Non-Priority Claimholders, (A) agrees that it will raise no objection to such use of cash collateral or DIP Financing nor support any other Person objecting to, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the Priority Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the Priority Obligations are subordinated to or pari passu with the Liens securing such DIP Financing, each Non-Priority Agent will subordinate its Liens in such Priority Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the Priority Claimholders and (z) any “carve-out” for professional or United States Trustee fees agreed to by the Priority Agent; (B) agrees that, at the option of the Priority Agent, an order approving such DIP Financing or cash collateral usage may be entered even if the order provides that any claim arising under section 507(b) of the Bankruptcy Code as a result of a failure of adequate protection of the liens of the Non-Priority Claimholders in Collateral which is not its Priority Collateral may not be paid from the proceeds of claims arising under sections 544, 546, 547, 548 or 550 of the Bankruptcy Code; and (C) agree that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice; provided that the foregoing shall not prohibit any Non-Priority Agent or the Non-Priority Claimholders from objecting solely to any provisions in any agreement regarding the use of cash collateral or any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than any provisions requiring that the DIP Financing be paid in full in cash. The Term Loan Agent and Term Loan Claimholders and any

Additional Agent and any Additional Claimholders shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal or senior to the Liens on the Working Capital Priority Collateral, without the prior written consent of the Working Capital Agent. The Working Capital Agent and Working Capital Claimholders shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal or senior to the Liens on the Term Loan Priority Collateral, without the prior written consent of the Term Loan Agent and any Additional Agent. The Term Loan Agent and the Term Loan Claimholders shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal or senior to the Liens on the Term Loan Priority Collateral, without the prior written consent of any Additional Agent. Any Additional Agent and such other applicable Additional Claimholders shall not, directly or indirectly, offer to provide, support any other Person in providing, provide or seek to provide DIP Financing secured by Liens equal or senior to the Liens on the Term Loan Priority Collateral, without the prior written consent of the Term Loan Agent and any other Additional Agent. All references to any Collateral hereunder shall be construed to include any assets arising after the commencement of the case under the Bankruptcy Code of the same type or category as such Collateral.
     6.2 Sale Issues. Each Agent, on behalf of itself and the Claimholders for whom it acts as Agent, agrees that it will raise no objection to or oppose a sale or other disposition of any Collateral which does not constitute its Priority Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Priority Agent has consented to such sale or disposition of such assets so long as the interests of such Agent and the Claimholders for whom it acts as Agent in such Collateral attach to the proceeds thereof, subject to the terms of this Agreement. If requested by any Priority Agent in connection therewith, each Non-Priority Agent shall affirmatively consent to such a sale or disposition.
     6.3 Relief from the Automatic Stay. Each Agent, on behalf of itself and the Claimholders for whom it acts as Agent, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral which does not constitute its Priority Collateral, without the prior written consent of the Priority Agent, or (ii) oppose any request by any Priority Agent or any Priority Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of their respective Priority Collateral.
     6.4 Adequate Protection.
     (a) Each Agent, on behalf of itself and the Claimholders for whom it acts as Agent, may seek adequate protection of its interest in its respective Priority Collateral and each other Agent, on behalf of itself and the Claimholders for whom it acts as Agent, agrees that none of them shall contest (or support any other person contesting) (i) any such request for adequate protection by any Priority Agent with respect to its Priority Collateral or (ii) any objection by any Priority Agent or the Priority Claimholders to any motion, relief, action or proceeding based on any Priority Agent or the Priority Claimholders claiming a lack of adequate protection of their interests in their respective Priority Collateral. Each Agent acknowledges and agrees that any superpriority administrative expense claim granted to such Agent or arising under 11 U.S.C. § 507(b) as adequate protection of its interest in its respective Priority Collateral shall be pari passu with any superpriority administrative expense claim granted to any other Agent as adequate protection of their interest in its respective Priority Collateral.
     (b) Each Non-Priority Agent, on behalf of itself and the Claimholders for whom it acts as Agent, may seek adequate protection of its junior interest in Collateral, subject to the provisions of this Agreement, only if (A) any Priority Agent is granted adequate protection in the form of a replacement Lien on post-petition collateral of the same type as the Priority Collateral, and (B) such additional protection requested by such Agent is in the form of a replacement Lien on such post-petition collateral of the same type as the Priority Collateral, which Lien, if granted, will be subordinated to the adequate protection Liens granted in favor of such Priority Agent on such post-petition collateral and the Liens securing any DIP financing (and all Obligations relating thereto) secured by such Priority Collateral on the same basis as the Liens of such Non-Priority Agent on such Priority Collateral are subordinated to the Liens of such Priority Agent on such Priority Collateral under this Agreement. In the event that a Non-Priority Agent, on behalf of itself or any of the Claimholders for whom it acts as Agent, seeks or requests (or is otherwise granted) adequate protection of its junior interest in Collateral in the form of a replacement Lien on additional collateral in any form, then such Agent, on behalf of itself and the Claimholders for whom it acts as Agent, agrees that (i) any other Non-Priority Agent also holding a junior interest in such Collateral shall also be granted a replacement lien on such additional collateral as adequate protection of such junior interest in such Collateral and that such Non-Priority Agent’s replacement Lien shall be pari passu to the replacement Lien of such other Non-Priority Agent and (ii) each Priority Agent shall also be granted a replacement Lien on such additional collateral as adequate protection of its senior interest in Collateral and that such Agent’s replacement Lien shall be subordinated to the replacement Lien of each such Priority Agent. If any Agent or Claimholder receives as adequate protection a Lien on post-petition assets of the same type as its pre-petition Priority Collateral, then such post-petition assets shall also constitute Priority Collateral of such Person to the extent of any allowed claim secured by such adequate protection Lien.
     (c) Each Non-Priority Agent on behalf of itself and the Non-Priority Claimholders for whom it acts as Agent, may seek and receive additional adequate protection of its junior interest in Collateral, subject to the provisions of this Agreement, in the form of a superpriority administrative expense claim, including a claim arising under 11 U.S.C. § 507(b), which superpriority administrative expense claim shall be junior in all respects to any superpriority administrative expense claim granted to the Priority Claimholders with respect to such Collateral and pari passu in all respects with any superpriority administrative expense claim granted to any other Non-Priority Claimholders with respect to such Collateral. In the event that a Non-Priority Agent, on behalf of itself and the Non-Priority Claimholders for whom it acts as Agent, seeks or receives protection of its junior interest in Collateral and is granted a superpriority administrative expense claim, including a claim arising under 11 U.S.C. § 507(b), then such Non-Priority Agent, on behalf of itself and the Non-Priority Claimholders for whom it acts as Agent, agrees that (i) the Priority Claimholders shall receive a superpriority administrative expense claim which shall be senior in all respects to the superpriority administrative expense claim granted to such Agent with respect to such Collateral and (ii) any other Non-Priority Claimholders shall receive a superpriority administrative expense claim which shall be pari passu in all respects with the superpriority administrative expense claim granted to such Agent with respect to such Collateral.
     6.5 Separate Grants of Security and Separate Classification. Each of the Grantors and each of the Claimholders acknowledges and agrees with respect to each class of Priority Collateral that (i) the grants of Liens pursuant to the Working Capital Collateral Documents, on the one hand, and the Term Loan Collateral Documents and any Additional Collateral Documents, on the other hand, constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Working Capital Obligations, on the one hand, and the Term Loan Obligations and any Additional Obligations, on the other hand, are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation

Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of (x) the Working Capital Claimholders and (y) the Term Loan Claimholders and/or any Additional Claimholders in respect of any Priority Collateral, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Priority Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, their Priority Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any such Priority Collateral is made in respect of the claims held by the Non-Priority Claimholders, with the Non-Priority Claimholders hereby acknowledging and agreeing to turn over to the Priority Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Non-Priority Claimholders.
     6.6 Post-Petition Claims. No Agent, nor any of the Claimholders for which it acts as Agent, shall oppose or seek to challenge (a) any claim by any Priority Agent or any Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the lien of such Priority Agent in such Priority Agent’s Priority Collateral, without regard to the existence of the Lien of any Non-Priority Agent in such Collateral, or (b) any claim by any Non-Priority Agent or any Non-Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the lien of such Non-Priority Agent in such Collateral.
     6.7 Avoidance Issues. If any Priority Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of any Grantor any amount in respect of any Working Capital Obligation, any Term Loan Obligation or any Additional Obligation, as applicable (a “Recovery”), then such Claimholder shall be entitled to a reinstatement of its Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Priority Collateral or proceeds thereof received by any Non-Priority Agent or any other Non-Priority Claimholder after a Discharge of Obligations of the Priority Claimholders and prior to the reinstatement of such Obligations shall be delivered to the Priority Agent (in the case of the Term Loan Agent and any Additional Agent, on a ratable basis or on such other basis as such Agents may agree) upon such reinstatement in accordance with Section 4.2.
     6.8 Expense Claims. Each Non-Priority Agent, for itself and on behalf of the Claimholders for whom it acts as Agent, agrees that it will not (i) contest the payment of fees, expenses or other amounts to any Priority Agent or any Priority Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent of the value of the lien of such Priority Agent in such Priority Agent’s Priority Collateral and to the extent provided for in the applicable Credit Agreement or (ii) assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the Lien of any Priority Agent for costs or expenses of preserving or disposing of such Priority Agent’s Priority Collateral.
     6.9 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation

Proceeding.
SECTION 7
RELIANCE; WAIVERS; ETC.
     7.1 Non-Reliance
     (a) The consent by the Working Capital Claimholders to the execution and delivery of the Term Loan Credit Documents and the grant to the Term Loan Agent on behalf of the Term Loan Claimholders of a Lien on the Working Capital Priority Collateral, and to the execution and delivery of any Additional Documents and the grant to any Additional Agent on behalf of any applicable Additional Claimholders of a Lien on such Collateral, and all loans and other extensions of credit made or deemed made on and after the date hereof by the Working Capital Claimholders to the Grantors, shall be deemed to have been given and made in reliance upon this Agreement. The consent by the Term Loan Claimholders to the execution and delivery of the Working Capital Credit Documents and the grant to the Working Capital Agent on behalf of the Working Capital Claimholders of a Lien on the Term Loan Priority Collateral, and to the execution and delivery of any Additional Documents and the grant to any Additional Agent on behalf of any applicable Additional Claimholders of a Lien on such Collateral, and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Claimholders to the Grantors, shall be deemed to have been given and made in reliance upon this Agreement. The consent by any Additional Claimholders to the execution and delivery of any Additional Documents (other than such Additional Documents executed by or on behalf of such Additional Claimholders) and the grant to any Additional Agent (other than any Additional Agent that acts as Agent for such Additional Claimholders) on behalf of any other applicable Additional Claimholders of a Lien on the Collateral, and all loans and other extensions of credit made or deemed made on and after the date hereof by such Additional Claimholders to the Grantors, shall be deemed to have been given and made in reliance upon this Agreement.
     (b) The Term Loan Agent and the Term Loan Administrative Agent, on behalf of themselves and the other Term Loan Claimholders, acknowledge that they and the Term Loan Claimholders have, independently and without reliance on the Working Capital Agent or any other Working Capital Claimholder, or on any Additional Agent or any other Additional Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Term Loan Credit Agreement, the other Term Loan Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Credit Agreement, the other Term Loan Credit Documents or this Agreement. The Working Capital Agent and the Working Capital Administrative Agent, on behalf of themselves and the other Working Capital Claimholders, acknowledge that they and the Working Capital Claimholders have, independently and without reliance on the Term Loan Agent or any other Term Loan Claimholder, or on any Additional Agent or any other Additional Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Working Capital Credit Agreement, the other Working Capital Credit Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Working Capital Credit Agreement, the other Working Capital Credit Documents or this Agreement. Each Additional Agent, on behalf of itself and any other applicable Additional Claimholders, acknowledges that it and the applicable Additional Claimholders have, independently and without reliance on the Working Capital Agent or any Working Capital Claimholder, or the Term Loan Agent or any Term Loan Claimholder, or any other Additional Agent or any other applicable Additional Claimholders for which such other Additional Agent acts as Agent, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Additional Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Additional Documents or this Agreement.
     7.2 No Warranties or Liability.
     (a) The Working Capital Agent, on behalf of itself and the Working Capital Claimholders, acknowledges and agrees that (i) the Term Loan Agent and the Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) any Additional Agent and any Additional Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Additional Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
     (b) The Term Loan Agent, on behalf of itself and the Term Loan Claimholders, acknowledges and agrees that (i) the Working Capital Agent and the Working Capital Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Working Capital Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) any Additional Agent and any Additional Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Additional Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
     (c) Each Additional Agent, on behalf of itself and the applicable Additional Claimholders, acknowledges and agrees that (i) the Working Capital Agent and the Working Capital Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Working Capital Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon, (ii) the Term Loan Agent and the Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (iii) any other Additional Agent and any other applicable Additional Claimholders for which such other Additional Agent acts as Agent have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Additional Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.
     (d) The Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Additional Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under any applicable Additional Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Working Capital Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Working Capital Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.
     (e) Neither any Agent nor any Claimholder for which such Agent acts as Agent shall have any duty to any other Agent or any Claimholder for which such other Agent acts as Agent to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Company or any Grantor (including the Working Capital Credit Documents, the Term Loan Credit Documents and any Additional Documents), regardless of any knowledge thereof which they may have or be charged with.
     7.3 No Waiver of Lien Priorities.
     (a) No right of the Working Capital Agent and the Working Capital Claimholders, the Term Loan Agent and the Term Loan Claimholders, any Additional Agent and any Additional Claimholders, the Control Agent or any of them to enforce any provision of this Agreement or their respective Credit Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by such party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or their respective Credit Documents, regardless of any knowledge thereof which such party may have or be otherwise charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the applicable Credit Documents), the Working Capital Agent and the Working Capital Claimholders, the Term Loan Agent and the Term Loan Claimholders, and any Additional Agent and any Additional Claimholders and any of them may, at any time and from time to time in accordance with their respective Credit Documents or applicable law, without the consent of, or notice to, the other Claimholders and without incurring any liabilities to the other Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the other Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
     (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to any limitations expressly set forth in this Agreement);
     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of their respective Obligations or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of their respective Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to any limitations expressly set forth in this Agreement) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by such Agent or such Claimholders, their respective Obligations or any of their respective Credit Documents; provided, however, the foregoing shall not prohibit any other Agent and any other Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under their respective Credit Agreement or other Credit Documents as a result of any Grantor’s violation of the terms hereof;
     (iii) subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Company or any other Grantor to such Claimholders or such Agent, or any liability incurred directly or indirectly in respect thereof;
     (iv) settle or compromise their respective Obligations or any portion thereof or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including their respective Obligations) in any manner or order;
     (v) subject to the restrictions set forth in this Agreement, exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Company, any other Grantor or any Collateral and any security and any guarantor or any liability of the Company or any other Grantor to such Claimholders or any liability incurred directly or indirectly in respect thereof;
     (vi) take or fail to take any Lien securing their respective Obligations or any other collateral security for such Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing such Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien, provided that Liens taken in violation of Section 2.5 shall be subject to the provisions of Section 2.5; or
     (vii) otherwise release, discharge or permit the lapse of any or all Liens securing their respective Obligations or any other Liens upon any property at any time securing any such Obligations.
     (c) Each Agent, on behalf of itself and the Claimholders for which it acts as Agent, also agrees that no Priority Agent or Priority Claimholders shall have any liability to such Agent or the Claimholders for which it acts as Agent, and such Agent on behalf of itself and the Claimholders for which it acts as Agent, hereby waives all claims against any Priority Agent and any Priority Claimholders, arising out of any and all actions which such Priority Agent or such Priority Claimholders may take or permit or omit to take with respect to their Priority Collateral. Each Agent, on behalf of itself and the Claimholders for which it acts as Agent, agrees that no Priority Agent or Priority Claimholders shall have any duty to them in respect of the maintenance or preservation of any Priority Agent’s Priority Collateral.
     (d) Each Agent, on behalf of itself and the Claimholders for which it acts as Agent, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to Collateral that does not constitute its Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Working Capital Agent and the Working Capital Claimholders, the Term Loan Agent and the Term Loan Claimholders, and any Additional Agent and any Additional Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Working Capital Credit Documents, any Term Loan Credit Documents or any Additional Documents or any setting aside or avoidance of any Lien;
     (b) except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Working Capital Obligations, the Term Loan Obligations or any Additional Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Working Capital Credit Document, any Term Loan Credit Document or any Additional Document;
     (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Working Capital Obligations, the Term Loan Obligations or any Additional Obligations or any guarantee thereof;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Working Capital Obligations, the Term Loan Obligations or the Additional Obligations.
     7.5 Certain Notices.
     (a) Promptly upon the Discharge of Working Capital Obligations, the Working Capital Agent shall deliver written notice confirming same to the remaining Agent Parties; provided that the failure to give any such notice shall not result in any liability of the Working Capital Agent or the other Working Capital Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder. Promptly upon the Discharge of Term Loan Obligations, the Term Loan Agent shall deliver written notice confirming same to the remaining Agent Parties; provided that the failure to give any such notice shall not result in any liability of the Term Loan Agent or the other Term Loan Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder. Promptly upon the Discharge of Additional Obligations, the applicable Additional Agent shall deliver written notice confirming same to the Working Capital Agent, the Term Loan Agent and any other Additional Agent; provided that the failure to give any such notice shall not result in any liability of such Additional Agent or the applicable Additional Claimholders or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.
     (b) No later than five (5) days prior to the commencement by any Priority Agent of any enforcement action or the exercise of any remedy with respect to its Priority Collateral (including by way of a public or private sale of such Priority Collateral), such Priority Agent shall notify the other Agent Parties of such intended action; provided that the failure to give any such notice shall not result in any liability hereunder of such Priority Agent or the Priority

Claimholders for which it acts as Agent or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.
SECTION 8
MISCELLANEOUS
     8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Term Loan Credit Documents, the Working Capital Credit Documents or any Additional Documents, the provisions of this Agreement shall govern and control. The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to the Company or any other Grantor in the Term Loan Credit Documents, the Working Capital Credit Documents or any Additional Documents.
     8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Working Capital Claimholders, the Term Loan Claimholders and any Additional Claimholders may each continue, at any time and without notice to the other Claimholders, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting Working Capital Obligations, Term Loan Obligations or Additional Obligations, as applicable, in reliance hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect upon the Discharge of Working Capital Obligations (in accordance with the provisions hereof), except for Section 5.3 and the provisions of this Section 8 as they relate to Section 5.3, and subject to reinstatement in accordance with Section 6.7.
     8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Working Capital Agent, the Term Loan Agent or any Additional Agent, or (subject to the following sentence) the Company or any other Grantor, shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, neither the Company nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected; provided that (x) no amendment, modification or waiver of any provision of this Agreement, and no consent to any departure therefrom by any party hereto, that changes, alters, modifies or otherwise affects any right or obligation of, or otherwise adversely affects in any manner, any Additional Agent that is not then a party hereto, or any Additional Claimholder not then represented by an Additional Agent that is then a party hereto (including but not limited to any change, alteration, modification or other effect upon any right or obligation of or other adverse effect upon any such Additional Agent or Additional Claimholder that may at any subsequent time become a party hereto or beneficiary hereof) shall be effective unless it is consented to in writing by the Company (regardless of whether any such Additional Agent or Additional Claimholder ever becomes a party hereto or beneficiary hereof) and (y) any amendment, modification or waiver of any provision of this Agreement that would have the effect, directly or indirectly, through any reference in any Credit Document to this Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying any Credit Document, or any term or provision thereof, or any right or obligation of the Company or any other Grantor thereunder or in respect thereof, shall not be given such effect except pursuant to a written instrument executed by the Company and each other affected Grantor.
     8.4 Information Concerning Financial Condition of Company and its Subsidiaries.
     (a) The Term Loan Agent and the Term Loan Claimholders, and the Working Capital Agent and the Working Capital Claimholders, and each Additional Agent and applicable Additional Claimholders, respectively, shall each be responsible for keeping themselves informed of (a) the financial condition of Company and its Subsidiaries and all endorsers or guarantors of the Term Loan Obligations, the Working Capital Obligations or any Additional Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Term Loan Obligations, the Working Capital Obligations or any Additional Obligations. Each Agent and the Claimholders for which it acts as Agent shall have no duty to advise any other Agent or any Claimholder for which any other Agent acts as Agent of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Agent or any of the Claimholders for which it acts as Agent, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Agent or any Claimholder for which such other Agent acts as Agent, it or they shall be under no obligation (w) to make, and such party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
     (b) The Grantors agree that any information with respect to the Control Collateral provided by any Grantor to the Control Agent expressly and solely in its capacity as Control Agent may be shared by the Control Agent with any Claimholder upon its request therefor, notwithstanding any request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the Working Capital Credit Agreement, the Term Loan Credit Agreement and each Additional Credit Facility, as applicable, and to any other confidentiality agreement or undertaking to which such Claimholder is party or otherwise subject.
     8.5 Subrogation. Each Agent, for itself and on behalf of the Claimholders for which it acts as Agent, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Obligations has occurred with respect to each other group of Claimholders.
     8.6 Notice of Term Loan Representative Change. Until an Agent (other than the existing Term Loan Representative) receives written notice from the existing Term Loan Representative, in accordance with Section 8.8 of this Agreement, of a change in the identity of the Term Loan Representative, such Agent shall be entitled to act as if the existing Term Loan Representative is in fact the Term Loan Representative. Each Agent (other than the existing Term Loan Representative) shall be entitled to rely upon any written notice of a change in the identity of the Term Loan Representative which facially appears to be from the then existing Term Loan Representative and is delivered in accordance with Section 8.8 and such Agent shall not be required to inquire into the veracity or genuineness of such notice. Each existing Term Loan Representative from time to time agrees to give prompt written notice to each Agent of any change in the identity of the Term Loan Representative.
     8.7 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
     (a) This Agreement and the rights and obligations of the parties hereto under this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the rules or principles of conflict of laws thereof to the extent that the same are not mandatorily applicable by statute and would cause the application of the laws of any other jurisdiction.
     (b) The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County, New York and the United States District Court of the Southern District of New York, whichever the Agents may elect, and to the fullest extent permitted by law, waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Credit Document and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Agents and the Claimholders reserve the right to bring any action or proceeding against any Grantor or its or their property in the courts of any other jurisdiction which such Agent or Claimholder deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Grantor or its or their property).
     (c) Each Grantor to the fullest extent permitted by law hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at the Agents’ option, by service upon any Grantor in any other manner provided under the rules of any such courts.
     (d) EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     (e) The Agents and Claimholders shall not have any liability to any Grantor (whether in tort, contract, equity or otherwise) for losses suffered by such Grantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, except to the extent it is determined by a final and non-appealable judgment or court order binding on the applicable Agent and Claimholders that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. Each Grantor: (i) certifies that neither the Agents, the Claimholders nor any representative, agent or attorney acting for or on behalf of the Agents or the Claimholders has represented, expressly or otherwise, that the Agents and the Claimholders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Credit Documents and (ii) acknowledges that in entering into this Agreement and the other Credit Documents, the Agents and the Claimholders are relying upon, among other things, the waivers and certifications set forth in this Section 8.7 and elsewhere herein and therein.
     8.8 Notices. All notices to the Control Agent, the Term Loan Claimholders, the Working Capital Claimholders and any applicable Additional Claimholders permitted or required under this Agreement shall also be sent to the Working Capital Agent, the Term Loan Agent and the applicable Additional Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     8.9 Further Assurances. The Working Capital Agent, on behalf of itself and the Working Capital Claimholders, the Term Loan Agent, on behalf of itself and the Term Loan Claimholders, any Additional Agent, on behalf of itself and the applicable Additional Claimholders, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Working Capital Agent, the Term Loan Agent or such Additional Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
     8.10 Designation of Additional Indebtedness; Joinder of Additional Agents.
     (a) The Company may designate any Additional Indebtedness complying with the requirements of the definition of “Additional Indebtedness” as Additional Indebtedness for purposes of this Agreement, upon complying with the following conditions:
(i)	One or more Additional Agents for one or more Additional Claimholders in respect of such Additional Indebtedness shall have executed the Additional Indebtedness Joinder with respect to such Additional Indebtedness, and the Company or any such Additional Agent shall have delivered such executed Additional Indebtedness Joinder to each Agent Party;

(ii)	at least five Business Days prior to delivery of the Additional Indebtedness Joinder, the Company shall have delivered to each Agent Party complete and correct copies of any Additional Credit Facility, Additional Guarantees and Additional Collateral Documents that will govern such Additional Indebtedness upon giving effect to such designation (which may be unexecuted copies of Additional Documents to be executed and delivered concurrently with the effectiveness of such designation);

(iii)	The Company shall have executed and delivered to each Agent Party the Additional Indebtedness Designation with respect to such Additional Indebtedness;

(iv)	all state and local stamp, recording, filing, intangible and similar taxes or fees (if any) that are payable in connection with the inclusion of such Additional Indebtedness under this Agreement shall have been paid and reasonable evidence thereof shall have been given to each Agent Party; and

(v)	No Event of Default shall have occurred and be continuing.
     (b) Upon satisfaction of the foregoing conditions, the designated Additional Indebtedness shall constitute “Additional Indebtedness”, any Additional Credit Facility under which such Additional Indebtedness is or may be incurred shall constitute an “Additional Credit Facility”, any holder of such Additional Indebtedness or other applicable Additional Creditor shall constitute an “Additional Creditor”, and any Additional Agent for any such Additional Creditor shall constitute an “Additional Agent”, for all purposes under this Agreement. The date on which the foregoing conditions shall have been satisfied with respect to such Additional Indebtedness is herein called the “Additional Effective Date”. Prior to the Additional Effective Date with respect to such Additional Indebtedness, all references herein to Additional Indebtedness shall be deemed not to take into account such Additional Indebtedness, and the rights and obligations of each Agent Party shall be determined on the basis that such Additional Indebtedness is not then designated. On and after the Additional Effective Date with respect to such Additional Indebtedness, all references herein to Additional Indebtedness shall be deemed to take into account such Additional Indebtedness, and the rights and obligations of each Agent Party shall be determined on the basis that such Additional Indebtedness is then designated.
     (c) In connection with any designation of Additional Indebtedness pursuant to this Section 8.10, each Agent Party agrees (x) to execute and deliver any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Term Collateral Documents, Working Capital Collateral Documents, or Additional Collateral Documents, as applicable, and any blocked account, control or other agreements relating to any security interest in Control Collateral, and to make or consent to any filings or take any other actions, as may be reasonably deemed by the Company to be necessary or reasonably desirable for any Lien on any Collateral to secure such Additional Indebtedness to become a valid and perfected Lien (with the priority contemplated by this Agreement), and (y) otherwise to reasonably cooperate to effectuate a designation of Additional Indebtedness pursuant to this Section 8.10 (including without limitation, if requested, by executing an acknowledgment of any Additional Indebtedness Joinder or of the occurrence of any Additional Effective Date), in each event at the sole costs of the Company and the Grantors.
     8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Working Capital Agent, the other Working Capital Claimholders, the Term Loan Agent, the other Term Loan Claimholders, each Additional Agent and the other Additional Claimholders, the Control Agent and their respective successors and assigns.
     8.12 Specific Performance. Each Agent may demand specific performance of this Agreement. Each Agent, on behalf of itself and the Claimholders for which it acts as Agent, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any other Agent.
     8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
     8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Working Capital Agent, the other Working Capital Claimholders, the Term Loan Agent, the other Term Loan Claimholders, each Additional Agent, the other Additional Claimholders, the Control Agent and the Company and the other Grantors. No other Person shall have or be entitled to assert rights or benefits hereunder.
     8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Working Capital Claimholders, the Term Loan Claimholders and any Additional Claimholders, respectively. Nothing in this Agreement is intended to or shall impair the rights of Company or any other Grantor, or the obligations of Company or any other Grantor to pay the Working Capital Obligations, the Term Loan Obligations and any Additional Obligations as and when the same shall become due and payable in accordance with their terms.
     8.18 Future Grantors. Any Domestic Subsidiary of the Company from time to time party to a Credit Document shall become a “Grantor” hereunder for all purposes of this Agreement upon execution and delivery by such Domestic Subsidiary of a joinder agreement substantially in the form of Exhibit D hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO FOOTHILL, LLC, as Working Capital Agent,
By:	/s/ Kathy Plisko
	Name:	Kathy Plisko
	Title:	SVP

Notice Address:
Wells Fargo Foothill, LLC, as Working Capital Agent
1100 Abernathy Road, Suite 1600
Atlanta, Georgia 30328
Attention: Business Finance Manager
Telecopier: 770-804-0551
Telephone: 770-508-1300
with a copy to:

Attention:
Telecopier:
Telephone:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Term Loan Agent,
By:	/s/ Jacob Petkovich
	Name:	Jacob Petkovich
	Title:	Director

Notice Address:
Wachovia Bank, National Association, as Term Loan Agent
Wells Fargo Securities
One Wachovia Center
301 South College Street, 6th Floor
Charlotte, NC 28288
Attention: Patrick McKinnon
Facsimile: 704-374-3300
Telephone: 704-715-4433
Email: patrick.mckinnon@wachovia.com
with a copy to:
Wells Fargo Bank, NA
21 Waterway Avenue, Suite 600
The Woodlands, TX 77380
Attention: Janet Ritter
Facsimile: 281-362-6611
Telephone: 281-362-6635
Email: ritterj@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Control Agent,
By:	/s/ Janet P. Ritter
	Name:	Janet P. Ritter
	Title:	Vice President

Notice Address:
Wells Fargo Bank, NA, , as Control Agent
21 Waterway Avenue, Suite 600
The Woodlands, TX 77380
Attention: Janet Ritter
Facsimile: 281-362-6611
Telephone: 281-362-6635
Email: ritterj@wellsfargo.com
with a copy to:
Wachovia Bank, National Association
Wells Fargo Securities
One Wachovia Center
301 South College Street, 6th Floor
Charlotte, NC 28288
Attention: Patrick McKinnon
Facsimile: 704-374-3300
Telephone: 704-715-4433
Email: patrick.mckinnon@wachovia.com

NCI BUILDING SYSTEMS, INC., a Delaware corporation
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	EVP and General Counsel

ROBERTSON-CECO II CORPORATION, a Delaware corporation
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	EVP and General Counsel

NCI GROUP, INC., a Nevada corporation
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	EVP and General Counsel

STEELBUILDING.COM, INC., a Delaware corporation
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	EVP and General Counsel

Notice Address:
NCI Building Systems, Inc.
10943 N. Sam Houston Parkway W.
Houston, Texas 77064
Attention: Chief Financial Officer
Telecopier: 281-897-7658
Telephone: 281-897-7837
with a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Telecopier: 212-909-6836
Telephone: 212-909-6000